UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Culp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1823 Eastchester Drive
High Point, North Carolina 27265
Telephone: (336) 889-5161

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
September 16, 2015

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Culp, Inc. (the “Company”) will be held at the Company’s corporate offices, 1823 Eastchester Drive, High Point, North Carolina, on Wednesday, September 16, 2015, at 9:00 a.m. local time, for the purpose of considering and acting on the following matters:

(1)	The election of five directors to serve until their successors are duly elected and qualified;

(2)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the current fiscal year;

(3)	An advisory vote on executive compensation (a Say on Pay vote);

(4)	The approval of the 2015 Equity Incentive Plan; and

(5)	The transaction of such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Only shareholders of record as of the close of business on July 17, 2015 are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

Whether or not you expect to be present at the Annual Meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope.  If you attend the meeting, your proxy will be returned to you upon request.  You may also vote by telephone or on the Internet, as described in the proxy statement and on the proxy card.

The proxy statement accompanying this notice sets forth further information concerning the items listed above and the use of the enclosed proxy.  You are urged to study this information carefully.

The 2015 Annual Report of the Company also accompanies this notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 16, 2015:  The Proxy Statement and the Annual Report to Shareholders for the fiscal year ended May 3, 2015 are also available free of charge at www.culp.com.

By Order of the Board of Directors,

KENNETH R. BOWLING
Corporate Secretary

August 12, 2015

Proxy Statement

INTRODUCTION

This proxy statement is furnished to the shareholders of Culp, Inc. (sometimes referred to as the “Company”) by the Company’s Board of Directors in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, September 16, 2015, at 9:00 a.m. at the Company’s corporate offices, 1823 Eastchester Drive, High Point, North Carolina, and at any adjournment or adjournments thereof.  Action will be taken at the Annual Meeting on the items described in this proxy statement, and on any other business that properly comes before the meeting.

This proxy statement, the accompanying form of proxy and the Company’s 2015 Annual Report to Shareholders are first being mailed to shareholders on or about August 12, 2015.  The Annual Report does not constitute “soliciting material” and is not to be deemed “filed” with the Securities and Exchange Commission.

Whether or not you expect to attend the Annual Meeting, please complete, date and sign the accompanying form of proxy and return it promptly to ensure that your shares are voted at the meeting.  Most shareholders have the choice of voting by completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the Internet or using a toll-free telephone number.  You should refer to the proxy card or the information forwarded by your bank, broker or other holder of record to see which voting options are available.  Shareholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible.  The Internet and telephone voting facilities for eligible shareholders of record will close at 1:00 a.m. Central Daylight Time on September 16, 2015.  Specific instructions to be followed by any shareholder interested in voting via the Internet or telephone are shown on the enclosed proxy card.  The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.  In the event that the proxy card does not reference Internet or telephone voting information because the recipient is not the registered owner of the shares, the proxy card must be completed and returned in the self-addressed, postage-paid envelope provided.

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of our director nominees (Proposal 1 of this proxy statement), in the advisory vote on our executive compensation (a Say on Pay vote) (Proposal 3 of this proxy statement) and in the approval of the 2015 Equity Incentive Plan (Proposal 4 of this proxy statement).  As a result of recent changes in regulations, your bank or broker is no longer allowed to vote your uninstructed shares on a discretionary basis on matters related to the election of directors or executive compensation.  Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, the Say on Pay advisory vote, and the approval of the 2015 Equity Incentive Plan, no votes will be cast on your behalf with respect to the proposals for which you did not provide voting instructions.  Your bank or broker will still have voting discretion on your uninstructed shares with respect to ratification of our independent auditors (Proposal 2 of this proxy statement) or routine matters that may properly come before the meeting.

Any shareholder giving a proxy may revoke it at any time before a vote is taken by:

●     duly executing a proxy bearing a later date;

●     executing a notice of revocation in a written instrument filed with the secretary of the Company; or

●     appearing at the meeting and notifying the secretary of the intention to vote in person.

Unless a contrary choice is specified, all shares represented by valid proxies that are received pursuant to this solicitation, and not revoked before they are exercised, will be voted for the election of all the director nominees named in this proxy statement, for ratification of the appointment of Grant Thornton LLP as the independent auditors of the Company for the current fiscal year, for the Say on Pay shareholder resolution approving the Company’s executive compensation program, and for approval of the 2015 Equity Incentive Plan.  The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum at the Annual Meeting and any adjournment thereof.  If a quorum is not present or represented at the Annual Meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.  A shareholder abstaining from the vote on a proposal and any votes not made or not permitted to be made by banks or brokers (broker non-votes) will be counted as present for purposes of determining whether a quorum is present, but will be counted as not having voted on the proposal in question.

With regard to the election of directors, shareholder may cast votes in favor of a nominee or withhold votes from a nominee, and directors will be elected by a plurality of the votes cast.  Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election of directors.  Cumulative voting is not permitted.  With regard to ratification of Grant Thornton LLP as the Company’s independent auditors, approval of the Say on Pay shareholder resolution approving the Company’s executive compensation program and approval of the 2015 Equity Incentive Plan, shareholders may vote for or against each proposal or abstain from voting, and each proposal will be approved if more votes are cast in favor of such proposal than are cast against it.  Abstentions and broker non-votes will have no effect on the outcome of the vote on any of these proposals.

Shareholders do not have dissenters’ rights with respect to any of the matters to be considered.

Although the advisory vote on the Company’s executive compensation program is non-binding, the Board will consider the outcome when considering future executive compensation decisions.

The Company will bear the entire cost of preparing this proxy statement and of soliciting proxies.  Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone.  However, Company employees will not be specifically compensated for these services.  The Company also will request brokers and others to send solicitation material to beneficial owners of the Company’s stock and will, upon request, reimburse their out-of-pocket costs.

VOTING SECURITIES

Only shareholders of record at the close of business on July 17, 2015 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.  The number of outstanding shares entitled to vote at the meeting is 12,338,765.  Shareholders are entitled to one vote for each share of the Company’s common stock.

The following table lists the beneficial ownership of the Company’s common stock with respect to each person known by the Company to be the beneficial owner of more than five percent of such common stock as of May 3, 2015 (fiscal year-end date).  The number of outstanding shares at May 3, 2015 was 12,219,121.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares
Common stock, par value	Atlantic Trust and Robert G. Culp, III, jointly through	1,248,427	(1)	10.2%
$.05 per share	the Robert G. Culp, Jr. Trust
	100 Federal Street, 37th Floor
	Boston, MA 02110

	Robert G. Culp, III, outside of Robert G. Culp, Jr. Trust	167,996	(2)	1.4%
	903 Forrest Hill Drive
	High Point, NC 27262

	Total for Robert G. Culp, III	1,416,423	(3)	11.6%
	903 Forrest Hill Drive
	High Point, NC 27262

	T. Rowe Price Associates, Inc.	1,494,817	(4)	12.2%
	100 East Pratt Street
	Baltimore, MD 21202

	American Century Investment Management, Inc.	871,967	(5)	7.1%
	4500 Main Street, 9th Floor
	Kansas City, MO 64111

	Black Rock, Inc.	661,936	(6)	5.4%
	55 East 52nd Street
	New York, NY 10022

	R. Scott Asen and related entities	655,000	(7)	5.4%
	222 ½ E. 49th St.
	New York, NY 10017

	Dimensional Fund Advisors, L.P.	611,287	(8)	5.0%
	6300 Bee Caves Road
	Building One
	Austin, TX 78746

(1)	All of these shares also are included in the total shares listed below for Robert G. Culp, III (see Note (3) below). These shares are held of record by Atlantic Trust for the benefit of

Name	Amount of Shares*
Judith C. Walker, sister of Robert G. Culp, III	406,569
Harry R. Culp, brother of Robert G. Culp, III	210,287
Robert G. Culp, III	631,571
1,248,427

* Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest.

(2)
These shares do not include the shares listed above that also are beneficially owned by Atlantic Trust as trustee of the Robert G. Culp, Jr. Trust, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest (see Note (1) above).  These shares include 16,863 shares held of record by Susan B. Culp, the wife of Mr. Culp, the beneficial ownership of which shares Mr. Culp disclaims; approximately 26,395 shares owned by Mr. Culp through the Company’s 401(k) plan; and 10,000 shares subject to options owned by Mr. Culp that are immediately exercisable.  For purposes of this proxy statement, “immediately exercisable” options are those that are currently exercisable or exercisable within 60 days.

(3)
These shares include all of the shares listed above that are beneficially owned by Atlantic Trust as trustee of the Robert G. Culp, Jr. Trust, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest (see Note (1) above).  These shares also include all of the shares listed above that are beneficially owned by Robert G. Culp, III outside of the Robert G. Culp, Jr. Trust (see Note (2) above).

(4)
Based upon information obtained from a Schedule 13G/A filed with the Securities and Exchange Commission by T. Rowe Price Associates, Inc. (“Price Associates”) on February 10, 2015, and includes shares held by the T. Rowe Price Small-Cap Value Fund, Inc., which owns 895,657 shares, representing 7.3% of the shares outstanding.  Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)
 Based upon information obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2015, American Century Investment Management, Inc., which is a wholly-owned subsidiary of American Century Companies, Inc., which is controlled by Stowers Institute for Medical Research, and is an investment advisor to certain managed accounts and investment fund vehicles on behalf of investment advisory clients, having the power to vote 834,267 shares and dispositive power over 871,967 shares.

(6)
Based upon information obtained from a Schedule 13G/A filed with the Securities and Exchange Commission on February 2, 2015, BlackRock Inc. has the power to vote 652,520 shares and dispositive power over the 661,936 shares.

(7)
Based upon information obtained from a Schedule 13G/A filed with the Securities and Exchange Commission by R. Scott Asen (the “Reporting Person”) on January 27, 2015.  Includes 610,000 shares over which the Reporting Person has sole voting and dispositive power, and 45,000 shares held by certain Managed Accounts that receive certain advisory services from Asen and Co., of which the Reporting Person is president.  The Reporting Person disclaims beneficial ownership of 35,000 shares owned by a charitable foundation of which the Reporting Person is the sole trustee, as well as the 45,000 shares held by the Managed Accounts referenced above, except in each case to the extent of the Reporting Person’s pecuniary interest.

(8)
Based upon information obtained from a Schedule 13F filed with the Securities and Exchange Commission and other information available to the Company as of March 31, 2015, Dimensional Fund Advisors, L.P. beneficially owned 611,287 shares of common stock of Culp, Inc.

PROPOSAL 1:  ELECTION OF DIRECTORS

The number of directors constituting the Board has been fixed at five in accordance with the Company’s bylaws.  Under the Company’s bylaws, directors are elected at each annual meeting and hold office for a one-year term or until their respective successors are elected and have qualified.  The terms of all five directors expire at the 2015 Annual Meeting, and thus five directors will be elected for a one-year term at the 2015 Annual Meeting.

In the absence of specifications to the contrary, proxies will be voted for the election of each of the five nominees listed in the table below, and an equal number of votes will be cast for each nominee.  In no case will proxies be voted for more than five nominees.  The persons who receive the highest number of votes for election at the Annual Meeting will be elected as directors.  If, at or before the time of the meeting, any of the nominees becomes unavailable for any reason, the proxy holders have the discretion to vote for a substitute nominee or nominees.  The Board currently knows of no reason why any of the nominees listed below is likely to become unavailable.

NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

Nominees:

ROBERT G. CULP, III is one of the founders of the Company and was executive vice president and secretary until 1981 when he was elected by the Board to serve as president. The Board elected Mr. Culp chief operating officer in 1985 and chief executive officer in 1988, and he held that position until 2007.  In 1990, the Board of Directors elected Mr. Culp Chairman of the Board, and he continues to serve in that role.  Mr. Culp currently serves as a member of the board of directors of Old Dominion Freight Line, Inc. in Thomasville, North Carolina and Leggett & Platt, Incorporated in Carthage, Missouri.  He is the father of Robert G. Culp, IV.

Mr. Culp, as one of the Company’s founders, has intimate knowledge of the Company and its development, as well as the furniture and bedding industries.  He has strong relationships throughout the Company’s industries, and brings extensive knowledge and skills for marketing fabrics, as well as executive and management experience.

FRANKLIN N. SAXON has been employed by the Company since 1983, serving in various capacities, including chief financial officer from 1985 to 1998.  In 1998, Mr. Saxon was elected president, Culp Velvets/Prints division.  From 2001 through 2004, Mr. Saxon served as executive vice president, chief financial officer and president, Culp Velvets/Prints division.  The Board elected Mr. Saxon president and chief operating officer of the Company in 2004.  He was elected as president and chief executive officer in 2007.

Mr. Saxon has very strong knowledge about the Company and its business, having been employed with Culp since before it became a public company.  He developed management and executive skills in a number of leadership roles in the Company before being named CEO.  He also has extensive financial management expertise, having worked in public accounting before joining the Company, and serving as the Company’s chief financial officer for many years.

PATRICK B. FLAVIN is the retired president and chief investment officer of Flavin, Blake & Co., Inc., an investment management company.

Mr. Flavin has enjoyed a long career in investments and finance, and he brings to the Company strong skills in accounting, financial analysis and risk management as a Chartered Financial Analyst.  He has substantial experience analyzing the financial performance of companies in the furniture and bedding industries.  Mr. Flavin also has international business knowledge, based upon prior overseas employment in the financial services industry.

KENNETH R. LARSON is owner and chief executive officer of Slumberland Furniture in Little Canada, Minnesota, a home furnishings retailer with 128 stores in a twelve-state area.

Mr. Larson brings to the Company deep knowledge about retail and marketing environments in bedding and furniture, having founded and grown a large retailer of these products.  He also has substantial executive and management expertise through the company he founded and led for many years, and additional oversight experience through service on over 10 non-profit boards.

KENNETH W. MCALLISTER has been member/manager of the law firm McAllister, Aldridge & Kreinbrink, PLLC and its predecessor, The McAllister Firm, PLLC, since January 2004.  He was a senior executive vice president and general counsel of Wachovia Corporation, a bank holding company, from 1997 until his retirement in 2001, and served as general counsel since joining Wachovia in 1988.  Mr. McAllister served as United States Attorney for the Middle District of North Carolina from 1981 to 1986. He is a director of High Point Bank Corporation, High Point Bank and Trust Co., and Lawyers Mutual Liability Insurance Company of North Carolina, of which he served as chairman from May 1, 2012 to May 1, 2015.

Mr. McAllister has extensive corporate governance and legal knowledge, as well as regulatory compliance experience, having served as general counsel of a large public corporation, and as a director of several other organizations.  He has strong knowledge of the financial services industry, and substantial knowledge about the furniture and bedding industries through his lifelong involvement in the High Point and Triad communities in North Carolina.

Non-Director Executive Officers:

ROBERT G. CULP, IV has been employed by the Company since 1998 and has served in various capacities.  The Board elected Mr. Culp as president of the Culp Home Fashions division in June 2004.  He is the son of Robert G. Culp, III.

KENNETH R. BOWLING joined the Company in 1997 as controller for the Culp Velvets/Prints division.  He was promoted to corporate controller in 2001 and was named corporate controller and assistant treasurer in 2002.  In 2004, he was promoted to vice president, finance and treasurer.  Mr. Bowling became the Company’s chief financial officer in 2007 and corporate secretary in 2008.

THOMAS B. GALLAGHER, JR. joined the Company in 2005 as assistant controller.  He was promoted to controller in 2006, and in 2007, he was elected corporate controller, assistant treasurer and assistant secretary.  Previously he had been senior audit manager with the accounting firm of BDO Seidman, LLP.

The following table sets forth certain information with respect to the nominees for election to the Board of Directors, persons who were directors and executive officers of the Company as of May 3, 2015 and all executive officers, directors and nominees of the Company as a group, a total of 8 persons, as of May 3, 2015:

Name and Age	Position with Company (1)	Year Became Director	Year Term Expires	Shares and Percent of Common Stock Beneficially Owned As of May 3, 2015		Notes

Directors and Executive Officers

Robert G. Culp, III, 68	Chairman of the Board, Director	1972	2015	1,416,423		(2)
				11.6%

Franklin N. Saxon, 62	President and Chief Executive Officer, Director	1987	2015	155,884		(3)
				1.3%

Patrick B. Flavin, 68	Director	1999	2015	31,688	*	(4)

Kenneth R. Larson, 72	Director	2004	2015	52,767	*	(5)

Kenneth W. McAllister, 66	Director	2002	2015	39,917	*

Robert G. Culp, IV, 44	President, Culp Home Fashions Division	N/A	N/A	35,399	*	(6)

Kenneth R. Bowling, 53	Vice President and Chief Financial Officer, Treasurer and Corporate Secretary	N/A	N/A	13,632	*	(7)

Thomas B. Gallagher, Jr., 43	Corporate Controller, Assistant Treasurer and Assistant Secretary	N/A	N/A	---

All executive officers, directors and nominees as a group (8 persons)	N/A	N/A	N/A	1,745,710		(8)
				14.3%

*	Less than one percent.

(1)	Officers of the Company were elected by the Board of Directors in July 2015.

(2)
Includes 1,248,427 shares held of record by Atlantic Trust for the benefit of Robert G. Culp, III, Judith C. Walker and Harry R. Culp, all of which shares Robert G. Culp, III has the right to vote and jointly (with Atlantic Trust) has the right to invest; 16,863 shares held of record by Susan B. Culp, wife of Robert G. Culp, III, the beneficial ownership of which shares Mr. Culp disclaims; 10,000 shares subject to options owned by Mr. Culp that are immediately exercisable; and approximately 26,395 shares owned by Mr. Culp through the Company’s 401(k) plan.

(3)	Includes 90,000 shares subject to options owned by Mr. Saxon that are immediately exercisable and approximately 267 shares owned by Mr. Saxon through the Company’s 401(k) plan.

(4)	Includes 2,000 shares subject to options owned by Mr. Flavin that are immediately exercisable.

(5)	Includes 30,000 shares held by the Larson Foundation, a 501(c)(3) nonprofit organization of which Mr. Larson and his spouse are directors.

(6)
Includes 15,000 shares subject to options owned by Mr. Culp, IV that are immediately exercisable; approximately 4,695 shares owned by Mr. Culp, IV through the Company’s 401(k) plan; and 15,704 shares owned jointly by Mr. Culp, IV and his spouse.

(7)	Includes 5,500 shares subject to options owned by Mr. Bowling that are immediately exercisable; and approximately 3,449 shares owned by Mr. Bowling through the Company’s 401(k) plan.

(8)	Includes 122,500 shares subject to options owned by certain officers, directors and nominees that are immediately exercisable.

The Board of Directors recommends a vote “FOR” the five nominees listed above as directors.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters

The Board of Directors has approved Corporate Governance Guidelines, with the goal of providing effective governance of the Company’s business and affairs for the benefit of shareholders.  The Corporate Governance Guidelines are available on the Company’s website at www.culp.com in the “Investor Relations/Governance” section and are available in print to any shareholder upon request.  In addition, the charters for the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are also included in the “Investor Relations/Governance” section of the Company’s website and are available in print to any shareholder upon request.

Director Independence

The Board believes that independent directors should comprise a majority of the Board, and the Company’s Corporate Governance Guidelines (as well as New York Stock Exchange rules) require that a majority of the Company’s Board be independent.  To be considered independent, a director must be determined, by resolution of the Board as a whole, to have no material relationship with the Company other than as a director.  These determinations are made annually.  In each case, the Board considers all relevant facts and circumstances and applies the independence standards of the New York Stock Exchange.  In addition, the Board has adopted the following categorical standards, which are included in the Company’s Corporate Governance Guidelines, to assist in the determination of director independence.  These categorical standards conform to, or are more exacting than, the independence requirements in the New York Stock Exchange listing standards:

(i)	Disqualifying Relationships – A director will not be considered independent if any of the following has occurred within the preceding three years:

●	the director was employed by the Company

●	the director’s immediate family member was employed by the Company as an executive officer

●
the director or the director’s immediate family member received more than $25,000 per year in direct compensation from the Company (other than director’s fees and pension or other forms of deferred compensation for prior service with the Company)

●	the director was affiliated with or employed by the Company’s independent auditor

●	the director’s immediate family member was affiliated with or employed by the Company’s independent auditor as a partner, principal, manager, or in any other professional capacity

●
an executive officer of the Company was on the compensation committee of the board of directors of a company that employed either the director or the director’s immediate family member as an executive officer

(ii)	Commercial Relationships – The following commercial relationships will not be considered to be material relationships that would impair a director’s status as being independent:

●
the director is an executive officer or employee or director of one of the Company’s suppliers or customers whose annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the customer or supplier

●
the director’s immediate family member is an executive officer or director of one of the Company’s suppliers or customers whose annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the customer or supplier

●
the director or the director’s immediate family member is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer

(iii)
Charitable Relationships – The following charitable relationship will not be considered to be a material relationship that would impair a director’s independence: if a director of the Company, or a member of a director’s immediate family, serves as an executive officer of a charitable or other not-for-profit organization, and the Company’s charitable contributions to the organization, in the aggregate, are less than two percent of that organization’s total revenues during its most recent fiscal year.

(iv)	Stock Ownership – Ownership of a significant amount of the Company’s stock does not necessarily preclude a determination of independence.

Applying the independence standards described above, the Board has determined that the following current directors and/or nominees are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s categorical standards of independence:  Messrs. Flavin, Larson and McAllister.  These determinations are based primarily on a review of the responses of our directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with directors. In that regard, the Board considered the Company’s charitable contribution of $10,000 over three years ($3,333 in fiscal 2011, $3,333 in fiscal 2012 and $3,334 in fiscal 2013) to the capital campaign of a non-profit organization that Mr. McAllister served as president, and determined that the contribution was not material for purposes of determining Mr. McAllister’s independence.

Board Leadership Structure and Lead Director; Executive Sessions of Independent Directors

The roles of Chairman of the Board and Chief Executive Officer are filled separately by two individuals, both of whom are executive officers.  The Board believes it should have flexibility to decide whether it is best for the Company at a given point in time for the roles of the Chief Executive Officer and Chairman of the Board to be separate or combined and, if separate, whether the Chairman should be selected from the independent directors or be an employee.  The Board believes that the complementary leadership skills of Mr. Culp, III as Chairman and Mr. Saxon as CEO are currently serving the Board and the Company well.

Independent Board members meet separately from the other directors at regularly scheduled executive sessions, without the presence of management directors or executive officers of the Company (except to the extent that the independent directors request the attendance of any executive officers).  These meetings normally occur quarterly.  The independent directors have designated a “lead director” to preside at these meetings, to advise management and to otherwise act as a liaison between the independent directors and the Company’s management.  Mr. McAllister has served as lead director since 2006.

Director Attendance at Annual Meetings

Directors are expected to attend the Company’s Annual Meeting of Shareholders absent exceptional cause.  All directors then on the Board attended the 2014 Annual Meeting of Shareholders.

Risk Oversight

The Board oversees risk-assessment in a number of ways, both as a full Board and through its committees.  The Board assesses enterprise risk as it reviews and directs the Company’s strategic plans and decisions, both for operational and financial matters.  The Board as a whole, in executive sessions and in meetings with management, assesses risks faced by the Company and evaluates ways to mitigate those risks.  The Audit Committee has the responsibility to review and discuss with management, and with the internal auditor and the independent auditor, as appropriate, issues regarding the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and the steps management has taken to monitor and mitigate such exposure.  In addition, the Compensation Committee assesses the Company’s compensation policies and practices to ensure that compensation arrangements do not provide incentives that create risks that are reasonably likely to have a material adverse effect on the Company.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller.  The Code is available on the Company’s website at www.culp.com under the “Investor Relations/Governance” section and is available in print to any shareholder who requests it.  The Company will disclose on its website or by the filing of a Form 8-K any substantive amendments to or waivers granted under the Code with regard to executive officers.

Communications with Directors

The Company and the Company’s Board of Directors believe it is important that a direct and open line of communication exist between the Company’s Board of Directors and its shareholders and other interested parties.  Any shareholder or other interested party who desires to contact the Company’s directors may send a letter to the following address:

Culp, Inc. Board of Directors
c/o Corporate Secretary
1823 Eastchester Drive
High Point, North Carolina  27265

Communications to directors will be handled by the office of the Corporate Secretary and forwarded as soon as practicable to the lead director designated by the independent directors.

The Company also has a separate policy that allows shareholders, employees or other interested parties to communicate with the Chairman of the Audit Committee of the Board of Directors to report complaints or concerns regarding accounting, internal accounting controls, or audit matters.  More details about this policy are available on the Company’s internet website at www.culp.com, in the “Investor Relations/Governance” section under the heading “Complaint Procedures for Accounting, Internal Accounting Controls, or Auditing Matters.”

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for selecting persons to be recommended to the Board to fill vacancies on the Board, as well as persons to be recommended to the Board to be submitted to the shareholders as nominees for election as directors of the Company.  The charter of the Corporate Governance and Nominating Committee sets forth the specific responsibilities and duties of that committee, and a copy of the charter may be found on the Company’s internet website at www.culp.com, in the “Investor Relations/Governance” section.  Among other things, the charter requires that the Corporate Governance and Nominating Committee consist of not less than three directors, each of whom must be independent as determined by the Board of Directors and as defined by New York Stock Exchange rules.  All of the current members of the Corporate Governance and Nominating Committee are independent directors.

The goal of the Corporate Governance and Nominating Committee is to create a Board that will demonstrate competence, objectivity, and the highest degree of integrity on an individual and collective basis.  In evaluating current members and new candidates, the Corporate Governance and Nominating Committee consider the needs of the Board of Directors in light of the current mix of director skills and attributes.  In accordance with the Corporate Governance Guidelines adopted by the Board, the Corporate Governance and Nominating Committee will seek a diversity of skills and backgrounds among directors in assessing candidates for membership on the Board.  The Corporate Governance and Nominating Committee will seek candidates who possess honesty and integrity, sound business judgment, financial literacy, strategic and analytical insight, and the ability to commit an adequate amount of time to make a productive contribution to the Board and the Company.  In addition, the Corporate Governance and Nominating Committee will seek to assure that one or more Board members possess each of the following characteristics: knowledge and experience in the Company’s industry, management experience, international business knowledge, expertise in accounting or financial analysis, and regulatory compliance expertise.  When the Corporate Governance and Nominating Committee is considering current Board members for nomination for reelection, the committee also considers prior Board contributions and performance, as well as attendance records for Board and committee meetings.

The Corporate Governance and Nominating Committee may seek input from other members of the Board and management in identifying and attracting director candidates who meet the criteria outlined above.  In addition, the committee may use the services of consultants or a search firm, although it has not done so in the past.  Recommendations from shareholders for nominees to the Board of Directors will be considered by the Corporate Governance and Nominating Committee if made in writing addressed to the Company’s Secretary at the Company’s main office.  In order to be considered, such recommendations must be received at least 60 days prior to the date of the meeting at which directors are to be elected.  Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director.  Based on a preliminary assessment of a candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate.  The committee uses the same process for evaluating all nominees, including those recommended by shareholders.

BOARD COMMITTEES AND ATTENDANCE

There are four standing committees of the Board of Directors: Executive Committee, Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.  Each of the members of the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee (and any director who served on such committees at any time during the fiscal year) has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the meaning of the director independence standards set forth in the regulations of the New York Stock Exchange and the Company’s categorical standards of independence.  Also, each of the members of our Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, and each of the members of our Compensation Committee is “independent” for purposes of Section 10C-1of the Securities Exchange Act of 1934.  The written charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website at www.culp.com in the “Investor Relations/Governance” section.

Executive Committee

The Executive Committee, the members of which are Messrs. Culp (Chairman), Saxon and McAllister, may exercise the full authority of the Board of Directors when the Board is not in session, except for certain powers related to borrowing and electing certain officers, and other powers that may not lawfully be delegated to Board committees.  Under current management practices, the Executive Committee exists mainly to act in place of the Board in cases where time constraints or other considerations make it impractical to convene a meeting of the entire Board or to obtain written consents from all Board members.  The Executive Committee did not hold any formal meetings during fiscal 2015, and all significant management decisions requiring action by the Board of Directors were considered and acted upon by the full Board.

Audit Committee

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditors of the Company, and must pre-approve all services provided.  The committee discusses and reviews in advance the scope and the fees of the annual audit and reviews the results thereof with the independent auditors. The auditors meet with the committee to discuss audit and financial reporting issues. The committee reviews the Company’s significant accounting policies, internal accounting controls, reports from the Company’s internal auditor, quarterly financial information releases, Quarterly Reports on Form 10-Q, the Annual Report to shareholders, and the Annual Report on Form 10-K filed with the Securities and Exchange Commission.  In addition, the committee reviews and approves all significant transactions between the Company and any related party, and reviews the Company’s risk assessment and risk management policies.

Members of the Audit Committee are Messrs. Flavin (Chairman), Larson and McAllister.  The Board of Directors has determined that all members of the Audit Committee are financially literate as defined by the rules of the New York Stock Exchange.  In addition, the Board has determined that Mr. Flavin qualifies as an “audit committee financial expert” for purposes of the rules and regulations of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee reviews the performance of the chief executive officer and determines the chief executive officer’s compensation after consulting with the Board of Directors.  The Compensation Committee performs the same functions with regard to other executive officers after consulting with the chief executive officer.  The committee also makes recommendations to the Board regarding incentive compensation plans and equity-based plans, and it administers the incentive compensation and equity-based plans after they are adopted.  In performing its obligations, the Compensation Committee regularly meets with and consults with the chief executive officer, and occasionally other executive officers, to receive their recommendations regarding executive compensation.

In fiscal 2015, the Compensation Committee engaged John Bloedorn as a third party advisor to provide advice, research, evaluation and design services related to executive compensation.  Mr. Bloedorn provided advice to the Compensation Committee on market trends and best practices in executive compensation, the structure and design of the Company’s compensation program, and the relationship between executive compensation and Company performance.  Mr. Bloedorn also assisted the Compensation Committee in redefining the list of peer companies the Compensation Committee uses to compare the Company’s pay practices and levels to those of other companies within our industry or related industries. During fiscal 2015, Mr. Bloedorn did not provide any services to the Company other than the assistance it provided to the Compensation Committee.

The committee’s charter does not address its ability to delegate its authority to others, and although it may have such power, in practice the Compensation Committee approves all final decisions regarding changes in the compensation of executive officers.  The members of this committee are Messrs. Larson (Chairman), Flavin and McAllister.

Corporate Governance and Nominating Committee

The current members of the Corporate Governance and Nominating Committee are Messrs. McAllister (Chairman), Larson and Flavin.  The committee reviews and recommends to the Board candidates for appointment to fill vacancies on the Board as well as candidates for selection as director nominees for election by shareholders. The Corporate Governance and Nominating Committee also considers and makes recommendations to the Board on other matters relating to the size and function of the Board and its committees, to the Board’s policies and procedures, and to corporate governance policies applicable to the Company.

Attendance

During the fiscal year ended May 3, 2015, the Board of Directors had nine meetings; the Audit Committee had thirteen meetings; the Compensation Committee had six meetings; and the Corporate Governance and Nominating Committee had four meetings.  Each Board member attended at least 75% of the aggregate number of the meetings of the Board of Directors and of the committees on which he served.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview and Objective

The primary purpose of our executive compensation program is to support the corporate business goals of increasing our earnings, return on capital and shareholder value.  We believe the best way to accomplish this purpose is to focus the program on these objectives:

●	Embracing a pay for results philosophy. Total pay will be directly aligned with Company performance success through the use of management incentives;

●	Attracting and retaining management with the knowledge, skills and ability to lead the Company successfully;

●	Fairly compensating management for their service to our Company, which helps to retain and motivate them; and

●	Aligning the long-term interests of management with those of our shareholders.

Our Compensation strategy is to provide our executive officers compensation that represents conservative salaries coupled with challenging performance-based incentives.  As such, our executive compensation program is sensitive to:

(1)	The compensation paid to executive officers at comparable companies, but accomplished through lower salaries and higher incentive opportunities,

(2)	Our financial results compared to challenging performance targets, and

(3)	Each individual officer’s assessed performance contribution to our Company.

Our corporate culture and compensation philosophy calls for rewarding successful results, rather than effort, through performance-based and variable incentives.  Our compensation program is intended to support the following:

●	a balanced time perspective as relates to the long-term and the short-term;

●	being more team-oriented than individual accountability oriented;

●	continuing to be a market leader in terms of product innovation within our industry;

●	prudent/calculated risk taking;

●	a planned and disciplined approach to managing the business and the utilization of capital;

●	decision making that is decentralized as pertains to sales, marketing and operations; and centralized as pertains to strategic matters; and

●	maintaining a strong focus on growth, return on capital and shareholder returns.

The overall compensation program consists of base salary, annual incentives, long-term incentives, and benefits.  These benefits include a 401(k) plan, health and other welfare benefits, deferred compensation, life insurance, and limited perquisites such as auto allowance.  Certain executive officers also participate in a severance protection plan.  Further details about the elements of our compensation program are set forth on the following pages.

Compensation Elements

The following elements made up the compensation program for our executive officers, including all of the executive officers listed in the Summary Compensation Table on page 21 (whom we refer to as the “named executive officers”):

Element	Form of compensation	Purpose	Performance criteria

Base salary	Cash	Providing a competitive but conservative level of fixed compensation that is attractive enough to retain skilled management	Not performance-based

Annual incentive bonus	Cash	Creating an incentive for executive officers to direct their efforts toward achieving specified financial goals for the Company	Economic value added (EVA), which reflects return on capital

Long-term incentive awards	Performance-based restricted stock units or other equity-based awards	Creating an incentive for meeting or exceeding longer-term financial goals and encouraging an equity stake in our Company	Cumulative operating income and common stock price

Health and welfare plans
Eligibility to receive available health and other welfare benefits paid for, in whole or in part, by the Company, including broad-based medical, life insurance and disability plans and a severance plan
		Providing a competitive, broad-based employee benefits structure	Not performance-based

Retirement plans	Eligibility to participate in, and receive Company contributions to, our 401(k) plan (available to all employees) and, for certain officers, a supplemental deferred compensation plan	Providing competitive retirement-planning benefits to attract and retain skilled management	Not performance-based

Split-dollar life insurance	Company-paid life insurance for the benefit of Mr. Culp, III, our Chairman	Providing an additional death benefit in a cost-effective manner	Not performance-based

Perquisites	Automobile allowance or lease, plus business club dues for our Chairman	Providing limited business related perquisites	Not performance-based

Severance protection plan	Eligibility to receive cash severance in connection with termination in anticipation of or within a defined period after a change of control	Providing a competitive compensation package and ensuring continuity of management in the event of any actual or threatened change in control of our Company	Not performance-based

Position Relative to Market and Peer Comparison Group

Periodically the Compensation Committee has compared the Company’s pay practices and levels of pay to those of other companies within our industry or related industries from which we might seek or possibly could lose management talent.  The Committee views such data to be useful information but does not believe such data should be deemed the best and final determinant of its compensation decision-making.  The Committee makes prudent distinctions between Culp’s executive compensation program and the practices at comparable companies when deemed necessary to maintain an effective compensation program.

During fiscal 2014 the Committee undertook an update and further refinement of the group of peer companies that it reviewed in connection with analyzing compensation levels for Company executives.  The Committee engaged a compensation consultant to advise it about a number of compensation-related issues, including development of an appropriate list of peer companies.  The consultant identified 16 companies in the same or related industries as the Company, with revenues generally between three times and one-third of the Company’s revenues.  During fiscal 2015, the Committee, with the advice of the compensation consultant, reviewed this group of 16 companies and determined it remained an appropriate list of peer companies for analyzing compensation levels for Company executives.  Information concerning compensation at the 16 companies in this group was used in setting executive compensation levels for fiscal 2015.

The group of 16 companies was as follows:

American Woodmark Corporation
Bassett Furniture Industries, Inc.
Crown Crafts, Inc.
Delta Apparel, Inc.
Flexsteel Industries, Inc.
Haverty Furniture Companies, Inc.
Hooker Furniture Corp, Inc.
Kids Brands, Inc.
Oxford Industries, Inc.
Stanley Furniture Company, Inc.
Summer Infant, Inc.
Superior Uniform Group, Inc.
The Dixie Group
Trex Company, Inc.
Unifi, Inc.
Xerium Technologies, Inc.

The Committee has identified what it believes to be appropriate positioning goals for our compensation program relative to the market.  In particular, for performance-based compensation elements (annual incentive bonus and long-term incentive awards), the Committee has determined compensation pay levels resulting from threshold, target and maximum performance goals being reached.

The guidelines established by the Committee provide that base salaries should be set at levels that are below market levels, with annual incentive bonus opportunities well below market at threshold performance levels, somewhat above market when target performance goals are achieved, and significantly above market if the Company achieves superior (maximum) performance goals under the annual incentive plan.  The result of this positioning is that total cash compensation is expected to be below market in a year when only threshold performance levels are met, at market when target performance goals are achieved, and above market in years when superior performance goals are reached.

For long-term incentive awards, for fiscal 2015 the Committee structured payouts such that no compensation is received for less than threshold financial performance, payments significantly below market occur when the Company reaches threshold performance levels, payments below market occur when the Company reaches target performance levels, and compensation at market levels are paid only when superior performance levels are achieved.  The Committee intended that the result of combining the market positions described above for total cash compensation with the long-term incentive awards would be that compensation levels for our executives is significantly below market if our financial performance is at or below threshold levels, below market when performance is at target levels, and slightly above market when the Company achieves superior financial performance.  In arriving at this market positioning, the Committee focused particularly on the Company’s three highest paid executives.

Base Salary

Our Compensation Committee considers base salaries to be a fixed expense and sets them conservatively for our named executive officers.  In doing so, consideration is given to:

(1)           base salaries paid to executive officers at comparable companies,

(2)           each individual officer’s level of responsibility; and

(3)           each individual officer’s assessed performance contribution to our Company.

In setting base salaries, the Committee has sought to establish annual amounts that are generally somewhat below the average amounts at comparable peer companies, in keeping with our philosophy to pay conservative salaries and allow executives the opportunity to earn significant additional compensation through performance-based incentive compensation.

The Committee considered detailed peer company information, which confirmed that the base salaries of our top executives were consistent with our compensation philosophy.  In setting base salaries for the named executive officers, the Committee also considers each officer’s performance and contribution to our Company in the prior fiscal year, the Company’s financial performance, and management’s recommendation.  The Committee determined that each of the named executive officers performed satisfactorily during fiscal 2014 and approved salary increases for our named executive officers of three percent for fiscal 2015, the same percentage increase as the prior year.

Annual Incentive Bonus

For each of the past five years, our annual incentive plan has provided for potential bonus payments to plan participants based upon an economic value added (EVA) performance measure, which rewards return on capital results and focuses on income produced in excess of a “capital charge” (18% for fiscal 2015) defined by the Committee.  The awards under the plan provide for bonuses based upon the EVA of the entire Company in the case of corporate senior officers and managers, and upon the EVA of one of our two divisions (upholstery fabrics and mattress fabrics) in the case of management of each of the respective divisions.  Messrs. Culp, III; Saxon; Bowling and Gallagher participate in the plan that awards bonuses based upon the EVA of the Company, and Mr. Culp, IV participates in the plan that awards bonuses based upon the EVA of the Culp Home Fashions (CHF) division.

To the extent that EVA above the “capital charge” is produced by a reporting unit in a fiscal year, a sharing percentage is used to determine the bonus pool for the award recipients from that reporting unit.  The bonus pool is divided among the recipients from the reporting unit in accordance with proportions established by the Compensation Committee.  The Committee has also established a target amount of EVA for each reporting unit, based upon past and expected financial performance, management’s recommendations, and the advice of our compensation consultant.  The sharing percentage for award recipients increases if the reporting unit achieves EVA above the target level.  For fiscal 2015, the Committee established a Level 2 performance goal in accordance with prior practice that could result in a bonus payment of twice the target bonus level, as well as a Level 3 performance goal that could result in annual incentive bonus payments of 2.5 times the target bonus amount.  Performance targets for Level 3 were set at amounts that were considered extremely challenging by the Committee.

The bonus amounts paid under this plan to our named executive officers are reflected in the Summary Compensation Table in the “Non-Equity Incentive Compensation” column.  For our named executive officers who participated in the plan, the target levels of EVA and potential annual incentive bonus payments, as well as actual results achieved, are described in the “Grants of Plan-Based Awards” section following the Summary Compensation Table.  Bonus amounts earned under the EVA annual incentive plan for fiscal 2015 were paid in cash.

In addition to the incentive bonus under the plan based on EVA, Mr. Culp, IV also participates in an incentive plan for management of the CHF division that can result in additional bonus of up to $12,000 per fiscal quarter to Mr. Culp, IV based on the CHF division achieving certain levels of improvement in adjusted gross profit or reductions in days of finished goods stock in inventory.

Long-Term Incentive Awards

An analysis conducted by the Committee and our compensation consultant in fiscal 2012 showed that  long-term incentive compensation would be needed to bring the total compensation of our senior executives to levels consistent with our overall compensation strategy.  Consequently, the Committee took action early in fiscal 2013 to establish a program of granting long-term incentive awards.  These awards were initially granted to four individuals, three of whom are named executive officers, and this program was continued for fiscal 2014 and fiscal 2015.  The number of equity awards granted to any individual is based upon the Committee’s assessment of that individual’s level of responsibility and ability to affect operating income and the Company’s common stock price.  In making that judgment the Committee also considers our overall compensation strategy, the advice of our compensation consultant, management’s recommendation, and the remainder of the recipient’s compensation package.

A total of 65,423 restricted stock units were granted for fiscal 2015, with each unit consisting of the right to receive zero to two shares of the common stock of the Company based on attainment of operating income excluding certain one-time or unusual items of the Company, or the division that employs the award recipient, during the three fiscal years following the grant.  This commitment of 65,423 restricted stock units represents a very modest burnrate (number of shares utilized as a percent of common shares outstanding) of 0.53% at a target award level when compared to the peer group companies or broader samplings such as the S&P 500.  The units will also vest in the target amounts for each award recipient upon a change in control or the termination of the recipient’s employment without cause or by reason of his death or disability.  These awards are subject to a clawback feature providing that amounts earned pursuant to the awards be repaid to the Company if reported financial results are subject to a material negative restatement such that the amount earned or vested would have been lower using the restated financial results.

The long-term incentive awards granted under this program to our named executive officers are reflected in the Summary Compensation Table in the “Stock Awards” column.  For our named executive officers who received grants under this program in fiscal 2013, 2014, and 2015, the number of unearned units that have not vested, and the market value of such unearned units, are reflected in the “Outstanding Equity Awards at Fiscal Year-End” table.

Health and welfare plans

Our current health and welfare benefit plans are open to all full-time employees.  Under each plan, the named executive officers receive either the same benefit as all other salaried employees or a benefit that is exactly proportional, as a percentage of salary, to the benefits that others receive.  For example, the amount of each individual’s Company-paid life insurance policy is based on his or her base salary.

Retirement plans

401(k)

Participation in our tax-qualified 401(k) plan is available to all of our full-time employees over the age of 21 with at least three months of service.  This plan allows our employees to save money for retirement in a tax-advantaged manner.  All of our named executive officers currently participate in this plan.  For each participant for fiscal 2015, we contributed 100% of the first 3% of salary that the participant contributed to the plan, and 50% of the next 2% contributed.  This is the level of matching contribution that the plan prescribes, and it has not been changed for several years.

Supplemental deferred compensation plan

We provided a supplemental deferred compensation plan during fiscal 2015 for Mr. Culp, III, Mr. Saxon, Mr. Culp, IV and Mr. Bowling.  Under this plan, we contribute an amount equal to 15% of Mr. Culp, III’s and Mr. Saxon’s base salary each year to their plan accounts.  For each of Mr. Culp, IV and Mr. Bowling, the Company contributed an amount equal to 10% of their respective base salaries for fiscal 2015 to their plan accounts.  The plan also allows participants to defer up to 75% of their respective base salaries and/or annual incentive bonuses after meeting withholding tax requirements.

Split-dollar life insurance plan

We have participated in a split-dollar life insurance plan with Mr. Culp, III, our Chairman and former CEO, for more than 20 years.  Under this plan, we have paid the premiums on policies insuring Mr. Culp’s life and, in some cases, the life of Mr. Culp’s spouse as well.  Two split dollar agreements were terminated during fiscal 2013, and another was continued, with premium payments that had been suspended being resumed.  The Company is also making an annual payment to Mr. Culp for twelve years or the remainder of his employment term in connection with the agreement to terminate one of the split dollar agreements.  The policy covered by the continued agreement insures the life of Mr. Culp only.  Upon the death of Mr. Culp, as set forth in the policy, the beneficiaries named under the policy will receive the policy proceeds that remain after the Company has recovered an amount equal to the total policy premiums we have paid.

Perquisites

We provide only very limited perquisites.  During fiscal 2015, the only perquisite provided to most of our named executive officers was an automobile allowance.  We also pay dues to a business club in High Point for Mr. Culp, III, for purposes of meeting with customers and other business contacts.

Severance Protection Plan

We have maintained a severance protection plan for many years that covers certain of our officers, including all of our named executives except Mr. Gallagher.  The plan operates through written agreements we have with each officer.  Under each of these agreements, the officer will be entitled to receive payment from the Company in certain circumstances if the officer’s employment terminates in anticipation of, or within a particular time period following, a change of control of our Company.  The agreements are “double trigger” arrangements that only allow an executive to receive a change of control severance payment if he demonstrates an adverse change in his conditions of employment.

In each case, upon the officer’s termination the Company would pay the officer an amount that is approximately double his total compensation at the time of termination.  “Total compensation” means base salary plus the target annual incentive bonus for the fiscal year in which the termination occurs.  In addition, if the termination were to occur prior to the annual bonus payout for the prior fiscal year, the officer would be entitled to that bonus payment as well.

Each agreement also provides for an additional payment of one year’s total compensation to the officer in exchange for non-competition covenants.  For information about these covenants, the circumstances in which payments under the agreements would be triggered and the estimated amounts of the payments to our named executive officers, see “Potential Payments Upon Termination or Change of Control.”

Consideration of Shareholder Advisory Vote and Changes for Fiscal 2016

At the Company’s 2014 annual meeting of shareholders, 99.04% of the shares for which votes were cast voted to approve the compensation paid to our named executive officers.  The Compensation Committee viewed this as a strong endorsement of the Company’s compensation philosophy and the compensation paid to its executives, and determined that its approach to compensation for fiscal 2016 would remain generally consistent with the approach in fiscal 2015.

In June 2015, the Committee took action to adjust the salaries of executive officers.  The salaries for the named executive officers were increased by three percent, in line with compensation adjustments for other officers and employees made during the preceding year.

The annual incentive bonus program has been renewed for fiscal 2016, subject to shareholder approval of the 2015 Equity Incentive Plan, again using economic value added (EVA) as the performance measurement.  EVA is calculated using operating income, before bonus payments and certain non-recurring items, if any, less a cost of capital charge for the appropriate reporting unit.  Consistent with the program in prior years, the annual incentive bonuses under the plan, if any, will be paid in cash.  Maximum bonus awards at 250% of target bonus levels was retained for fiscal 2016, with that level of bonus being paid if financial performance goals are met that the Committee considers to be exceptionally challenging.  Target EVA levels for each reporting unit have been established by the Compensation Committee, and target bonus levels for all named executive officers have been established, ranging from 25% to 100% of annual salary (the same range as in the prior year).  These annual incentive bonus opportunities are conditioned on and subject to shareholder approval of the 2015 Equity Incentive Plan, pursuant to which they have been awarded.

The deferred compensation plan was also continued for fiscal 2016, with Company contributions to the accounts of our named executives unchanged from fiscal 2015.

The practice of granting long-term incentive equity awards was continued for fiscal 2016.  The Compensation Committee made awards of restricted stock units, with terms generally the same as those granted in fiscal 2015, except that the awards were structured so that no shares would vest unless performance is achieved at or above the target level.  In addition, a feature was added to the long-term incentive equity awards to provide the opportunity for the award recipient to elect (within 30 days of the award grant) to defer all or a portion of any stock that vests under the award into the Company’s deferred compensation plan.  These awards were granted to the same named executives who received those awards the prior year.  A total of 58,959 units (maximum of 117,917 shares) were granted.  These grants of restricted stock units are conditioned on and subject to shareholder approval of the 2015 Equity Incentive Plan.  For the named executive officers, the number of units and number of shares of common stock that would vest upon attainment of target operating income levels include a grant of 13,212 units (maximum of 26,424 shares) to Mr. Saxon, a grant of 8,824 units (maximum of 17,648 shares) to Mr. Culp, III, a grant of 6,597 units (maximum of 13,194 shares) to Mr. Culp, IV, and a grant of 3,051 units (maximum of 6,102 shares) to Mr. Bowling.

Conclusion

Our Compensation Committee has considered each of the elements of the named executive officers’ compensation, as described above.  It also has considered the total amounts of current compensation, retirement compensation and potential compensation from equity awards and severance protection that these elements provide to the officers.  The Committee believes the amount of each compensatory element and the total amount of compensation for each named executive officer is reasonable and appropriate in light of the officer’s experience and individual performance contribution, and our recent operational and financial results.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.  Based on its review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by members of the Compensation Committee.

Kenneth R. Larson, Chairman
Patrick B. Flavin
Kenneth W. McAllister

SUMMARY COMPENSATION TABLE

The following table shows the compensation we paid for fiscal 2013, 2014 and 2015 to our named executive officers.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	($) (c)	($) (d)	($) (e) (1)	($) (f) (1)	($) (g)	($) (h)	($) (i) (2)	($) (j)
Robert G. Culp, III	2015	308,764	--	324,990	--	742,807	17,194	136,702	1,530,457
Chairman	2014	299,771	--	177,294	--	375,626	10,670	136,059	999,420
	2013	291,040	--	350,407	--	583,496	9,826	133,234	1,368,003

Franklin N. Saxon	2015	392,972	--	472,714	--	945,390	40,919	79,208	1,931,203
President and Chief	2014	381,526	--	225,642	--	478,068	25,294	81,685	1,192,215
Executive Officer	2013	370,414	--	445,972	--	742,630	21,075	70,181	1,650,272

Robert G. Culp, IV	2015	261,618	--	157,353	--	365,891	3,035	49,368	837,265
President, Culp Home	2014	253,998	--	114,584	--	263,561	2,314	49,352	683,809
Fashions Division	2013	246,600	--	228,704	--	349,360	1,865	33,177	859,706

Kenneth R. Bowling	2015	201,664	--	121,298	--	181,933	3,224	37,418	545,537
Chief Financial Officer,	2014	195,790	--	--	--	92,000	2,605	42,298	332,693
Treasurer and	2013	190,088	--	--	--	133,385	2,194	26,471	352,138
Corporate Secretary

Thomas B. Gallagher, Jr.	2015	143,715	--	--	--	86,436	81	8,444	238,676
Corporate Controller,	2014	139,529	--	--	--	43,709	77	9,121	192,436
Assistant Treasurer and	2013	135,465	--	--	--	67,898	79	7,388	210,830
Assistant Secretary

(1)
These numbers reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for fiscal 2013 through fiscal 2015 for equity-based awards granted to each officer.  The awards therefore reflect the estimated aggregate compensation expense to be recognized in the Company’s financial statements over the relevant service period determined as of the grant date, and do not reflect the actual value, if any, that may be received by executive officers for their awards.  For information about the relevant assumptions we made in calculating the expense, please see note 12 to the financial statements included in our fiscal 2015 Annual Report on Form 10-K.

(2)	The following table shows the components of “All Other Compensation.”

	401(k) plan match	Amount paid for group life insurance (a)	Contribution to non-qualified deferred compensation plan	Perquisites (b)(c)	Other (d)
	($)	($)	($)	($)	($)

Culp, III	11,319	1,200	46,202	17,981	60,000
Saxon	10,806	1,200	58,802	8,400	--
Culp, IV	13,670	1,200	26,098	8,400	--
Bowling	7,701	1,200	20,117	8,400	--
Gallagher	7,497	947	--	--	--

(a)   The amount paid for life insurance consists of premiums for group life insurance that is generally available to all salaried full-time employees.

(b)   Mr. Culp, III’s perquisites consisted of $16,500 for an auto allowance, and the remaining balance related to business club dues.

(c)   Perquisites for the other named executive officers were solely for auto allowance.

(d)   Payment pursuant to December 27, 2012 agreement with Mr. Culp III regarding termination of split dollar insurance agreement.

The stock award expense reflected in column (e) of the Summary Compensation Table is for restricted stock units we granted in June 2014.

Column (h) of the Summary Compensation Table shows the amount of interest earned during the fiscal year on the officer’s account balance under our deferred compensation plan that the Securities and Exchange Commission considers to be “above market.”   The Compensation Committee is responsible for setting this interest rate.  The current rate, which is the rate for 30-year treasury notes plus 2.5%, has been in place since fiscal 2003.  For more information about this plan, see “−Non-Qualified Deferred Compensation” below.

Grants of Plan-Based Awards

The following table provides information about the potential amounts payable to named executive officers under the annual incentive and long-term incentive plans for fiscal 2015.

Name	Grant Date	Estimated Future Payouts			Estimated Future Payouts				Grant Date Fair
		Under Non-Equity Incentive Plan			Under Equity Incentive Plan Awards				Value of Stock
		Awards							and Option
									Awards
		Level 1	Level 2	Level 3	Threshold	Target	Superior	Maximum
		($)	($)	(#)	(#)	(#)	(#)	(#)	($)

(a)	(b)	(d)	(dd)	(ddd)	(f)	(g)	(h)	(h)	(l)

Robert G. Culp, III	N/A	309,515	619,030	773,788	--	--	--	--	--
	06/24/2014	--	--	--	6,120	12,241	18,361	24,481	324,990
Franklin N. Saxon	N/A	393,928	787,855	984,819	--	--	--	--	--
	06/24/2014	--	--	--	8,902	17,805	26,707	35,609	472,714
Robert G. Culp, IV	N/A	170,465	340,931	426,164	--	--	--	--	--
	06/24/2014	--	--	--	4,445	8,890	13,335	17,780	157,353
Kenneth R. Bowling	N/A	75,808	151,616	189,520	--	--	--	--	--
	6/24/2014	--	--	--	2,284	4,568	6,853	9.137	121,298
Thomas B. Gallagher, Jr.	N/A	36,016	72,033	90,040	--	--	--	--	--

Annual incentive plan bonus

The fiscal 2015 annual incentive plan was structured to provide potential bonus payments to the participants based upon an economic value added (EVA) performance measurement.  The plan provides for bonuses based upon the EVA of the entire Company in the case of all of the named executives except Mr. Culp, IV, and upon the EVA of the Culp Home Fashions (CHF) division for Mr. Culp, IV.

EVA is calculated under the incentive plan by determining the capital employed in the portion of the Company that employs the award recipient (the entire Company or the CHF division, in the case of the named executives), referred to herein as a “reporting unit”, and then multiplying the capital employed by a cost of capital (stated as a percentage) to determine the “capital charge” for each reporting unit.  The sum of operating income (prior to bonus payments and excluding certain non-recurring items) earned by a reporting unit for each month during the fiscal year in excess of the capital charge for the reporting unit for that month is deemed to be the economic value added, or EVA, produced by the reporting unit for the year.  To the extent that EVA is produced by a reporting unit in a fiscal year, a sharing percentage is used to determine the bonus pool for the award recipients from that reporting unit.  The bonus pool is divided among the recipients from the reporting unit in accordance with proportions established by the Compensation Committee, stated as a target bonus opportunity for each participant.  The committee also establishes a target amount of EVA for each reporting unit.  The sharing percentage for award recipients increases if the reporting unit achieves EVA above the target level.  The target bonus (known as Level 1) is paid to each participant if the relevant reporting unit reaches its target EVA, and additional EVA levels were established for fiscal 2015 that could result in two times the target bonus (known as Level 2) and 2.5 times the target bonus (known as Level 3).

The bonus amounts paid under the fiscal 2015 annual incentive plan are reflected in the Summary Compensation Table in the “Non-Equity Incentive Compensation” column.  For our named executive officers who participated in the plan, the potential Level 1, Level 2, and Level 3 bonus payments based on EVA levels are described in the “Grants of Plan-Based Awards” table above.

For the Corporate plan, based on average capital employed of $73,000,000 and a capital charge of 18.0%, the EVA target for the Company was $6,660,000, which would have required operating income (before bonus payments and non-recurring items) of $19,800,000 for the Level 1 bonus.  The operating income level that would have been required for Level 2 bonuses was $25,225,000, with a Level 2 EVA target of $10,015,000, and Level 3 operating income at $27,900,000 with corresponding Level 3 EVA at $12,060,000.  The actual pre-bonus operating income achieved by the Company was $25,349,000 and actual average capital employed at year-end was $75,965,000, which resulted in an EVA calculation of $11,675,000 and bonuses for the named executives other than Mr. Culp, IV of 240% of their Level 1 bonus opportunities set forth in the “Grants of Plan-Based Awards” table.

The annual incentive bonus for Mr. Culp, IV was based on the same EVA performance measurement, but was determined by the financial performance of the CHF division only.  Based on average capital employed for that division of $54,000,000 and a capital charge of 18.0%, the EVA target for the CHF division was $7,770,000, which would have required operating income (before bonus payments and non-recurring items) of $17,490,000 for the Level 1 bonus.  The operating income level that would have been required for the Level 2 bonus was $24,500,000, with a Level 2 EVA target of $12,440,000, and Level 3 operating income at $27,920,000 with corresponding Level 3 EVA at $14,780,000.  The actual pre-bonus operating income achieved by the CHF division was $23,228,000 and actual average capital employed at year-end was $60,752,000, which resulted in an EVA calculation of $12,292,000 and Mr. Culp, IV receiving a bonus of 197% of his Level 1 bonus opportunity set forth in the “Grants of Plan-Based Awards” table.

In addition to the incentive bonus under the regular plan based on EVA for the CHF division, bonus amounts were also earned by Mr. Culp, IV of $30,000 for fiscal 2015 based on the CHF division achieving specified levels of improvement in adjusted gross profit and reduction in finished inventory as a percent of net sales.  Mr. Culp, IV participates in a bonus arrangement that pays certain members of the CHF division’s management a quarterly bonus for improvements in the aforementioned areas.  Under the first component of the plan, Mr. Culp, IV earns a bonus of $3,000 for each quarter finished inventory as a percent of net sales meets or exceeds the two year average results of the same quarter of the prior year or $6,000 for any quarter in which finished inventory as a percent of net sales exceeds a 3% reduction from the previous two year average in the same quarter of the prior year.  Under the second component of the plan, a bonus of $3,000 is paid if total adjusted gross profit is no more than 0.3% less than the level in the same quarter of the prior year or $6,000 for any quarter in which total adjusted gross profit meets or exceeds the level in the same quarter of the prior year.  Pursuant to this arrangement, Mr. Culp, IV received a bonus of $6,000 for the 1st quarter of fiscal 2015, $6,000 for the 2nd quarter of fiscal 2015, $6,000 for the 3rd quarter of fiscal 2015, and $12,000 for the 4th quarter of fiscal 2015.  The first component of the plan, at the second level, was earned in every quarter.  The second component of the plan, at the second level, was earned in the 4th quarter.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the equity awards our named executive officers held as of the end of fiscal 2015.

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

Robert G. Culp, III	6/25/2007 (2) 7/11/2012(4) 6/25/2013(5) 6/24/2014(6)	10,000 -- -- --	-- -- -- --	8.75 -- -- --	6/25/2017 -- -- --	-- -- -- --	-- -- -- --	-- 34,320 5,178 18,361	-- 893,006 134,732 477,753
Franklin N. Saxon	6/25/2007 (2) 1/7/2009 (3) 7/11/2012(4)	50,000 40,000 --	-- -- --	8.75 1.88 --	6/25/2017 1/07/2019 --	-- -- --	-- -- --	-- -- 43,680	-- -- 1,136,554
	6/25/2013(5)	--	--	--	--	--	--	6,590	171,472
	6/24/2014(6)	--	--	--	--	--	--	26,707	694,916
Robert G. Culp, IV	6/17/2008 (3) 7/11/2012(4)	15,000 --	-- --	7.08 --	6/17/2018 --	-- --	-- --	-- 18,255	-- 474,995
	6/24/2014(6)	--	--	--	--	--	--	8,890	231,318
Kenneth R. Bowling	6/25/2007 (2) 6/24/2014(6)	5,500 --	-- --	8.75 --	6/25/2017 --	-- --	-- --	-- 6,853	-- 178,315

(1)           We calculated these values using a price of $26.02, the closing price per share of our common stock on the New York Stock Exchange as of May 3, 2015.

(2)           The options in this grant vested in five equal installments on the first five anniversaries of the grant date.  As of the end of fiscal 2015, 100% of the options had vested.

(3)           The options in this grant vest in five equal installments on the first five anniversaries of the grant date.  As of the end of fiscal 2015, 100% of the options had vested.

(4)           The restricted stock units in this grant vest over the requisite service period of three years from the date of grant of July 11, 2012.  The number of shares that can be earned is based on whether certain pre-established performance targets are met as defined in the agreement at the end of the three year vesting period.

(5)           The restricted stock units in this grant vest over the requisite service period of three years from the date of grant of June 25, 2013.  The number of shares that can be earned is based on whether certain pre-established performance targets are met as defined in the agreement at the end of this three year vesting period.

(6)           The restricted stock units in this grant vest over the requisite service period of three years from the date of grant of June 24, 2014.  The number of shares that can be earned is based on whether certain pre-established performance targets are met as defined in the agreement at the end of this three year vesting period.

Option Exercises and Stock Vested

The following table provides information about stock options exercised and common stock acquired on vesting by the named executive officers in fiscal 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

(a)	(b)	(c)	(d)	(e)

Robert G. Culp, III	--	--	--	--
Franklin N. Saxon	--	--	20,000 20,000	360,000(1) 356,400(2)
Robert G. Culp, IV	--	--	5,000 6,666	90,000(1) 118,788(2)
Kenneth R. Bowling	2,000 1,500	17,810(3) 15,862(3)	3,333	59,994(1)
Thomas B. Gallagher, Jr.	--	--	--	--

(1)           Value realized based on $18.00 per share, the closing price of our common stock on May 1, 2014, the trading day the stock award vested.

(2)           Value realized based on $17.82 per share, the closing price of our common stock on July 1, 2014, the trading day the stock award vested.

(3)           Value realized based on $17.65 per share, a selling price of our common stock during September 17, 2014, the day the options were exercised.

Nonqualified Deferred Compensation

We maintain a nonqualified deferred compensation plan for certain management employees.  The following table provides information about amounts we contributed to the named executive officers’ plan accounts in fiscal 2015, voluntary contributions to the plan by those executive officers, and the executive officers’ earnings under the plan.  The last column shows each executive officer’s total account balance as of the end of fiscal 2015.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

(a)	(b)	(c)(1)	(d)(2)	(e)	(f)
Robert G. Culp, III	250,000	46,202	41,969	--	839,359
Franklin N. Saxon	586,930	58,802	99,874	--	1,993,055
Robert G. Culp, IV	--	26,098	7,602	--	151,131
Kenneth R. Bowling	--	20,117	7,879	--	155,218
Thomas B. Gallagher, Jr.	--	--	199	--	3,637

(1)           All amounts in this column are included in column (i), “All Other Compensation,” of the Summary Compensation Table on page 21.

(2)           Of the amounts reported in this column, the following amounts are reported as above-market earnings on deferred compensation in column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” of the Summary Compensation Table:  Mr. Culp, III - $17,194; Mr. Saxon – $40,919; Mr. Culp, IV – $3,035; Mr. Bowling – $3,224; and Mr. Gallagher - $81.

Under the plan, each participant may elect to defer up to 75% of his annual salary or bonus into his plan account.  In addition, we have the ability to make Company contributions in any amount to any participant’s account.  We have agreed with Mr. Saxon and Mr. Culp, III to contribute an amount equal to 15% of their annual salaries to their plan accounts each year.  Additionally, Mr. Culp, IV and Mr. Bowling received Company contributions equal to 10% of their annual salaries for fiscal 2015.   We have also agreed to pay the officer’s share of social security taxes on the amount of our contributions.  Aside from the aforementioned contributions, we did not make Company contributions to the account of any plan participant in fiscal 2015.

Our Compensation Committee sets the rate of interest for plan accounts.  The current rate, set in fiscal 2003, is equal to the rate for 30-year treasury notes plus 2.5%.  We currently compound interest on a monthly basis.

In general, if a participant’s employment terminates for any reason other than death, he will receive his account balance in a lump sum payment within 30 days after termination.  However, certain participants who are officers or shareholders of our Company, including the five named executive officers listed above, must wait six months after termination before receiving a distribution from the plan.

If a participant dies, we will pay his account balance to his beneficiary in a single lump sum within 30 days.

A participant may request to receive an early distribution of all or a portion of his account balance if he suffers a financial hardship involving unexpected and unforeseeable emergency medical expenses that are beyond the participant’s control.  A committee consisting of the chief executive officer, the chief financial officer and the head human resources officer has sole discretion to grant or deny such requests.

In addition, we have the right to terminate the plan at any time and distribute all account balances.  If we choose to do this, we must make the distributions between the date that is 12 months after we have completed all action necessary to terminate the plan and the date that is 24 months after the termination.

Because this is a nonqualified plan, benefits are unsecured.  This means that a participant’s claim for benefits is no greater than the claim of a general creditor.

Potential Payments Upon Termination or Change of Control

During fiscal 2015, the Company was party to change of control and non-competition agreements with Mr. Culp, III, Mr. Saxon, Mr. Culp, IV and Mr. Bowling.

The purpose of these agreements is to encourage the officers to carry out their duties in the event of a possible change in the control of our Company.  The agreements are not ordinary employment agreements.  Unless there is a change of control (as defined in the agreements), they do not provide any assurance of continued employment, or any severance.  Each agreement has a rolling three-year term.

Under these agreements, any of the following events would be a “change of control”:

●	any person, entity or group acquiring, directly or indirectly, 35% or more of our common voting stock (subject to certain exceptions);

●
a merger or consolidation involving us and another entity, if we are not the surviving entity and after the merger or consolidation the holders of 35% or more of the voting stock of the surviving corporation were not holders of our voting stock immediately before the transaction;

●	our liquidation or dissolution, or a sale or transfer of substantially all of our assets; or

●	a change in the majority of our directors that our directors have not approved.

Each agreement provides for payment to the officer in connection with a change of control if any of the following triggering events were to occur:

(1)	the officer is terminated in anticipation of the change of control,

(2)	the officer is terminated within three years after the change of control for any reason other than death, disability or for cause, or

(3)	the officer terminates his employment during that three-year period following the change of control because we (or our survivor) change his employment conditions in a negative and material way.

Following a triggering event, the officer would be entitled to payment in the amount of 1.99 times his total compensation.  “Total compensation” means base salary plus the target annual incentive bonus for the fiscal year in which the termination occurs.  In addition, if the termination were to occur prior to the annual bonus payout for the prior fiscal year, the officer would be entitled to that bonus payment as well.  However, any compensation that would constitute a parachute payment under Section 280G of the federal tax code would be reduced to the extent necessary to avoid a federal excise tax on the officer or the loss of our federal income tax deduction.

Each agreement currently allows the officer to choose whether to receive his change of control payment in a single lump sum or in equal monthly installments over the thirty-six month period following termination.

The agreements also provide for an additional payment of one year’s total compensation to each officer in exchange for non-competition covenants by the officer that take effect only if the officer’s employment terminates following a change of control.  Under these covenants, each officer has agreed not to compete with us or solicit our customers or employees for 12 months following termination.  The officer would receive the non-competition payment in 12 equal monthly installments beginning on the date of termination.

In addition, the agreements require us to reimburse the officers for any fees and expenses incurred in connection with any claim or controversy arising out of or relating to the agreements.

The following table estimates the total amounts we would owe Mr. Culp, III, Mr. Saxon, Mr. Culp, IV and Mr. Bowling under these agreements if there had been a change of control (and all agreements had been in effect at that time), and the officers had been terminated, on May 3, 2015, the last day of fiscal 2015.

Estimated Payments under Change of Control and Non-competition Agreements

Name	Change of Control Payment ($)	Non-Competition Payment ($)	Total Payment ($)
Mr. Culp, III	$1,231,870	$619,030	$1,850,900
Mr. Saxon	$1,567,833	$787,856	$2,355,689
Mr. Culp, IV	$861,111	$432,719	$1,293,830
Mr. Bowling	$557,672	$280,237	$837,909

In addition, as disclosed above, certain of our named executives have received restricted stock units under our 2007 Equity Incentive Plan, pursuant to our long-term incentive program.  If a change in control (as defined in the 2007 Equity Incentive Plan) occurred, the restricted stock units under that program would immediately vest at the target level of stock units.  These restricted stock unit awards are described in more detail under the caption “Compensation Discussion and Analysis—Long-Term Incentive Awards,” and are disclosed in the “Stock Awards” columns of the “Outstanding Equity Awards at Fiscal Year-End” table.  If a change in control had occurred as of the end of our most recent fiscal year, and based upon the price of our common stock on that date, the following named executive officers would have received stock with the following values:  Mr. Culp, III -- $1,034,477; Mr. Saxon -- $1,374,507; Mr. Culp, IV -- $696,894; and Mr. Bowling -- $118,859.

COMPENSATION OF DIRECTORS

Directors who are also employees of the Company do not receive additional compensation for service as directors.  During fiscal 2015, we paid our non-employee directors the following compensation:

●	an annual retainer of $55,000 for the lead director and $50,000 for the other non-employee directors

●
a grant under our 2007 equity incentive to each director of 1,000 shares of common stock.   Granted shares of common stock were measured at a fair market value of $17.95 per share based upon the closing price of our common stock at the date of grant.

The following table shows the total compensation earned by our non-employee directors in fiscal 2015 for their service on our board.

Name (a)	Fees Earned or paid in cash ($) (b)	Stock Awards ($) (c) (1)	Option Awards ($) (d) (2)	Total ($) (h)
Patrick B. Flavin	50,000	17,950	--	67,950
Kenneth R. Larson	50,000	17,950	--	67,950
Kenneth W. McAllister	55,000	17,950	--	72,950

(1)      The amounts reflected in this column are the grant date fair market value of the fully vested common stock awarded.

(2)      As of the end of fiscal 2015, our non-employee directors held the following options to purchase our common stock, all of which are immediately exercisable:

Director	Number of Options

Patrick B. Flavin	2,000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee, all of whom are non-employee directors and independent directors, are Mr. Larson (Chairman), Mr. Flavin, and Mr. McAllister.  None of our executive officers serves as a director or member of the compensation committee of another entity, one of whose executive officers serves on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 All transactions between the Company and related parties are reviewed and approved by our Audit Committee, which is made up entirely of independent directors.  We collect information about related party transactions from our officers and directors through annual questionnaires distributed to officers and directors.  Each director and officer agrees to abide by our Code of Business Conduct and Ethics, which provides that officers and directors should avoid conflicts of interest and that any transaction or situation that could involve a conflict of interest between the Company and the officer or director must be reported to the Audit Committee and is subject to approval by the Audit Committee if and when appropriate.  The Code of Business Conduct and Ethics identifies a non-exclusive list of situations that may present a conflict of interest, including significant dealings with a competitor, customer or supplier, similar dealings by an immediate family member, personal investments in entities that do business with the Company, and gifts and gratuities that influence a person’s business decisions, as well as other transactions between an individual and the Company.  The Audit Committee’s charter provides that the Audit Committee will review, investigate and monitor matters pertaining to the integrity or independence of the Board, including related party transactions.  The Audit Committee reviews and makes determinations about related party transactions or other conflicts of interest as they arise, and in addition the Audit Committee conducts an annual review of all related party transactions each fiscal year.  Policies requiring review and approval of any transaction or arrangement with a director or executive officer that may present a conflict of interest are set forth in the Code of Business Conduct and Ethics, which states that such transactions will only be approved when the Audit Committee finds that the transaction is in the best interests of the Company even though it presents or appears to present a conflict of interest.  The Company is not aware of any such transaction with any shareholder owning more than five percent of our stock who is not a director or officer, but any such transaction would be reviewed using the same guidelines as for officers and directors.  The transaction described below was reviewed and approved by the Audit Committee using the Company’s policies and procedures described herein.

Lease Transactions.  During fiscal 2015, the Company leased an industrial facility from a partnership owned by Robert G. Culp, III, Chairman of the Board of Directors, and his spouse.  The lease was assumed by the Company in connection with its August 2008 acquisition of the knitted mattress fabrics operation of Bodet & Horst USA, LP, as the leased facility contained the fabric manufacturing operations of Bodet & Horst.   The facility contains approximately 63,522 square feet of floor space and is located in High Point, North Carolina.  Prior to October 1, 2014, lease payments were $12,704 per month.  Effective October 1, 2014, we entered into a new lease agreement with the partnership noted above.  The new lease agreement requires monthly payments of $13,000 for a three year term commencing on October 1, 2014 through September 30, 2017.  This lease contains two successive options to renew the lease with each renewal period being three years.  The first and second renewal terms would require monthly payments of $13,100 and $13,200, respectively.  The lessor is generally responsible for maintenance only of roof and structural portions of the leased facility.  The industrial facility is leased on a “triple net” basis, with the Company responsible for payment of all property taxes, insurance premiums and maintenance, other than structural maintenance.  The Company believes that the terms of this lease were no less favorable to the tenant than could have been obtained in arm’s length transactions with unaffiliated persons.  The total amount of rent paid by the Company under this related party lease during fiscal 2015 was approximately $155,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, its executive officers, any persons who hold more than ten percent of the Company’s common stock and certain trusts (collectively, “insiders”) to report their holdings of and transactions in the Company’s common stock to the Securities and Exchange Commission (the “SEC”).  Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any late filings and any failures to file that have occurred since April 28, 2014.  Insiders must file three types of ownership reports with the SEC: initial ownership reports, change-in-ownership reports and year-end reports.  Under the SEC’s rules, insiders must furnish the Company with copies of all Section 16(a) reports that they file.  Based solely on a review of copies of these reports and on written representations the Company has received, the Company believes that since April 28, 2014, its insiders have complied with all applicable Section 16(a) reporting requirements.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company’s website at www.culp.com under the “Investor Relations/Governance” section.  The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company’s financial reports and information, systems of internal controls, and accounting, auditing and financial reporting processes.  The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors and must pre-approve all services provided by the independent auditors.  Both the independent auditors and the Company’s internal auditor report directly to and meet with the Audit Committee.

Management has the primary responsibility for financial statements and the reporting process.  The Company’s firm of independent auditors, which for fiscal year 2015 was Grant Thornton LLP, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.  The Audit Committee has reviewed and discussed with management and Grant Thornton the audited financial statements as of and for the year ended May 3, 2015.  The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received from Grant Thornton the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence from the Company and its management.  The Audit Committee also has considered whether Grant Thornton’s provision of non-audit services, if any, to the Company is compatible with the concept of auditor independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended May 3, 2015 for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by members of the Audit Committee.

Patrick B. Flavin, Chairman
Kenneth R. Larson
Kenneth W. McAllister

FEES PAID TO INDEPENDENT AUDITORS

The following table sets forth the fees billed to the Company by Grant Thornton LLP for services in fiscal 2015 and fiscal 2014.

	Fiscal 2015	Fiscal 2014
Audit Fees	$440,732	$429,092
Audit-Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--

The Audit Committee’s policy is to approve in advance all audit fees and terms and all non-audit services provided by the independent auditors.  Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, any member of the Audit Committee who is an independent member of the Board of Directors may approve proposed non-audit services that arise between committee meetings, provided that the decision to pre-approve the service is presented at the next scheduled committee meeting.  The Audit Committee pre-approved 100% of the services provided by Grant Thornton during fiscal 2015.

PROPOSAL 2:  RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board is responsible for the appointment, compensation and retention of our independent auditors.  Grant Thornton LLP served as the independent auditors for the Company for fiscal year 2015.  The Board of Directors recommends that the shareholders ratify the appointment of Grant Thornton LLP to serve as the independent auditors for the Company for fiscal year 2016.  If the shareholders do not ratify this appointment, the Audit Committee will consider other independent auditors.

Grant Thornton LLP has served as the independent auditor for the Company since 2007.  Representatives of Grant Thornton LLP are expected to attend the Annual Meeting and will have the opportunity to make any statements they consider appropriate and to respond to shareholders’ questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of Grant Thornton LLP as independent auditors for fiscal year 2016.

PROPOSAL 3:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934 require that shareholders vote on an advisory resolution approving the compensation policies and procedures for the Company’s named executive officers.  A list of named executive officers is provided in the “Summary Compensation Table” on page 21.  This advisory vote, commonly referred to as a Say on Pay vote, is non-binding.

As outlined in the Compensation Discussion and Analysis beginning on page 14, the primary purpose of the Company’s executive compensation program is to support the corporate business goals of increasing earnings, return on capital and shareholder value. To that end, the compensation program focuses on four secondary objectives:

●	Embracing a pay for results philosophy. Total pay will be directly aligned with Company performance success through the use of management incentives;

●	Attracting and retaining management with the knowledge, skills and ability to lead the Company successfully;

●	Fairly compensating management for their service to the Company, which helps to retain and motivate them; and

●	Aligning long-term interests of management with those of shareholders.

In support of these secondary objectives, the Compensation Committee, which is comprised exclusively of independent directors, provides compensation for our executive officers, including named executive officers, that represents conservative salaries coupled with challenging performance metrics and variable incentives.  As such, our executive compensation program is sensitive to the following factors:

(1)	The compensation paid to executive officers at comparable companies, but accomplished through lower salaries and higher incentive opportunities;

(2)	The Company’s financial results compared to challenging performance targets; and

(3)	Each individual officer’s assessed performance contribution to the Company.

Relying on these three factors, the Compensation Committee has developed a compensation program that includes a mixture of fixed and performance-based compensation.  Fixed compensation reflects executives’ performance and contribution to the Company as well as base salaries of executives at comparable companies.  Performance-based compensation includes both annual bonuses tied to achievement of pre-established, short-term financial goals and equity awards designed to align executives’ long-term interests with those of shareholders.  The Company encourages shareholders to read the Executive Compensation section of this proxy statement for additional information on compensation policies and procedures.  This material is found on pages 14 to 29.

In addition, our corporate culture and compensation philosophy calls for rewarding successful results, rather than effort, through performance-based and variable incentives.  Our compensation program is intended to support the following:

●	A balanced time perspective as relates to the long-term and the short-term;

●	Being more team oriented than individual accountability oriented;

●	Continuing to be a market leader in terms of product innovation within our industry;

●	Prudent/calculated risk taking;

●	A planned and disciplined approach to managing the business and the utilization of capital;

●	Decision making that is decentralized as pertains to sales, marketing and operations, and centralized as pertains to strategic matters; and

●	Maintaining a strong focus on growth, return on capital and shareholder returns.

Because the Board of Directors and the Compensation Committee believe these compensation policies, procedures and our corporate culture and compensation philosophy advance the Company’s short- and long-term interests, the Board recommends an advisory vote “for” the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosures in this proxy statement.”

While this vote is not binding on the Board of Directors, the Compensation Committee will consider the vote results when making future executive compensation decisions.

The Board of Directors recommends a vote “FOR” the advisory resolution approving the Company’s executive compensation.

PROPOSAL 4:  APPROVAL OF THE 2015 EQUITY INCENTIVE PLAN

Overview

The Board of Directors is submitting to the shareholders for their approval a new equity incentive plan entitled the “Culp, Inc. 2015 Equity Incentive Plan” (the “2015 Plan”).  The 2015 Plan is intended to update and replace the Company’s existing 2007 Equity Incentive Plan (the “2007 Plan”) as the vehicle for granting new awards substantially similar to those authorized under the 2007 Plan.  Assuming shareholder approval of the 2015 Plan, no further awards will be granted under the 2007 Plan, but outstanding awards under the 2007 Plan may be settled in accordance with their terms.

The Board believes that the 2015 Plan will promote the interests of the Company by giving eligible individuals the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive to provide or continue their service.  The Board believes that equity compensation is an important means of attracting, retaining and motivating directors and key employees, aligning the long-term financial interests of eligible individuals with those of our shareholders, rewarding eligible individuals for increasing the value of our common stock, and providing for a direct relationship between annual performance results and executive compensation.

On July 15, 2015, the Board adopted the 2015 Plan upon the approval and recommendation of the Compensation Committee.  However, no award made under the 2015 Plan may be exercised, and no shares of common stock may be issued under any award under the 2015 Plan, unless and until the 2015 Plan is approved by the shareholders.  Because our officers and directors may receive awards under the 2015 Plan, the officers and directors are deemed to have an interest in the approval of the 2015 Plan.

In general, the 2015 Plan authorizes the grant of stock options intended to qualify as incentive stock options, or ISOs, under Section 422 of the Internal Revenue Code (the “Code”), nonqualified stock options, or NSOs, that are not intended to qualify as ISOs, stock appreciation rights, or SARs, restricted stock, and restricted stock units, or RSUs, performance units and other equity- and cash-related awards.  These awards are described in more detail below.

Below is a summary of the material terms of the 2015 Plan, which is qualified in its entirety by the complete terms of the 2015 Plan.  The full text of the 2015 Plan is attached hereto as Annex A.

Key Compensation Practices

The 2015 Plan includes a number of provisions that we believe promote and reflect compensation practices that closely align our equity compensation arrangements with the interests of our shareholders, including the following features:

●
No repricing of underwater options or stock appreciation rights without shareholder approval.  The 2015 Plan prohibits, without shareholder approval, actions to reprice, replace or repurchase options or stock appreciation rights, or SARs, when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

●
No discounted option or SAR grants. The 2015 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our Common Stock on the date of grant (except in the limited case of “substitute awards” as described below).

●
Conservative share recycling provisions.  We may not add back to the 2015 Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any form of award, shares that we repurchase using option exercise proceeds and shares subject to an option or SAR award that are not issued in connection with the stock settlement of that award upon its exercise.

●
No liberal definition of “change in control.”  No change in control would be triggered by shareholder approval of a business combination transaction, the announcement or commencement of a tender offer or any board assessment that a change in control is imminent.

●	Minimum Vesting Period. The 2015 Plan requires all awards to have a minimum vesting period of at least one fiscal year, subject to limited exceptions.

●
No automatic vesting of awards upon a change in control.  The 2015 Plan provides the Compensation Committee with the discretion to take actions with respect to outstanding awards that it deems appropriate in connection with a change in control.

●
Awards Subject to Clawback.  The 2015 Plan provides that by acceptance of any award, each participant expressly acknowledges and agrees that any and all awards and award-equivalent value of any awards that have become vested, exercised, released to or otherwise monetized by the participant will be subject to the terms of any policy regarding repayment, recoupment or clawback of compensation, whether then existing or later adopted, by the Company in response to the requirements of the Dodd-Frank Act or otherwise.

Eligible Participants

Only employees are eligible to receive ISOs.  The persons eligible to receive all other awards under the 2015 Plan are employees, non-employee members of the Board or the board of directors or other similar governing body of any subsidiary, consultants and other independent advisors who provide services, directly or indirectly, to the Company or any Subsidiary and, to the extent permitted by law, any person prospectively a member of any of the foregoing categories.  As of May 3, 2015, the Company had approximately 1,188 employees, 3 non-employee directors and an indeterminate number of consultants and independent advisors.

Shares Available for Issuance and Adjustments

An aggregate of 1,200,000 shares are authorized for issuance under the 2015 Plan.  In addition, the following sublimits apply with respect to specific types of awards that may be issued under the 2015 Plan:

o	no more than 800,000 shares may be issued pursuant to options intending to qualify as ISOs (as described below);

o	no more than 600,000 shares may be issued pursuant to awards of restricted stock, restricted stock units or otherwise as outright grants of common stock; and

o
for awards intended to be “performance-based compensation,” as that term is used for purposes of Section 162(m) of the Code (a “Performance Award”),  no more than the following amounts may be granted pursuant to such Performance Awards to any one individual during any one calendar year period: (1) 100,000 shares, and (2) with respect to cash and other property other than common stock, $1,300,000 (valued at its fair market value, as defined in the 2015 Plan); and

o	the aggregate number of shares subject to stock option and/or SAR awards granted during any one calendar year period to any one Participant may not exceed 100,000 shares.

The limitations described above, as well as the number, class or kind of securities, and exercise price per share in effect with respect to each outstanding award, shall be adjusted by the Committee to preserve the economic intent of the award in the event of any change in the common stock or capital structure of the Company by reason of any stock split, reverse stock split, extraordinary distribution, stock dividend, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, split-up or spin-off, combination of shares, exchange of shares or other relevant changes in capitalization.  In the case of such adjustments, however, unless the Committee specifically determines that such adjustment is in the best interest of the Company or its affiliates, no such adjustment shall be made that would cause ISOs to violate Section 422(b) of the Code or cause an award to be subject to adverse tax consequences under Section 409A of the Code.  These adjustments will be binding and conclusive.

The Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, awards (including Performance Awards and performance goals) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a participant, and any other circumstances deemed relevant.  These adjustments will be binding and conclusive.

Share Counting

In calculating the maximum number of shares issuable under the 2015 Plan, the following rules apply:

o	shares actually delivered to a participant or beneficiary in satisfaction of an award will count against the maximum number of shares deliverable under the 2015 Plan;

o
shares subject to an award that is forfeited, canceled, expired, or settled in cash, without delivery of stock to a participant, will not count against the maximum number of shares deliverable under the 2015 Plan and will again be available for issuance; and

o
shares subject to substitute awards (as discussed below) shall not be counted against the  maximum number of shares available for delivery under the 2015 Plan,  nor shall they reduce the maximum shares authorized for grant to a participant in any period; provided, however, that any substitute awards issued in connection with the assumption of, or in substitution for, outstanding stock options previously granted and intended to qualify for special tax treatment under Sections 421 and 422 of the Code shall be counted against the aggregate number of shares available for ISOs under the 2015 Plan.

Notwithstanding the foregoing, shares subject to an award under the 2015 Plan shall not again be made available for issuance or delivery under the 2015 Plan if (1) such shares otherwise issuable pursuant to an award are withheld by, or tendered or delivered to, the Company in payment of the exercise price of an award or to satisfy any tax withholding obligation associated with an award or (2) shares covered by a stock-settled SAR are not issued upon settlement of the award.

In no event will undelivered shares increase the maximum number of shares that may be granted under the 2015 Plan as ISOs.

Unless otherwise determined by the Committee, the number of shares subject to an award shall always be a whole number.  No fractional shares may be issued under the 2015 Plan, but the Committee may, in its discretion, either pay cash in lieu of any fractional share in settlement of an award, round such fractional share or eliminate any fractional share.

Term

Awards may be made under the 2015 Plan until the earlier of such time as no more authorized shares of the Company’s common stock are available for issuance under the 2015 Plan or July 14, 2025.  Each award agreement shall set forth the period until the applicable award is scheduled to expire (which shall not be more than ten years from the grant date), and any applicable performance period.

Administration

The Compensation Committee or any other committee the Board may designate from time to time (the “Committee”) will administer the 2015 Plan.  Subject to the terms of the 2015 Plan and applicable law, the Committee has sole authority and discretion to administer the 2015 Plan.  This authority includes, but is not limited to, the power to:

o	select the participants to whom awards may be made under the plan;

o	determine the types and amounts of awards made to participants;

o
determine the number of shares to be covered by an award and the terms and conditions of awards, including any exercise price, vesting conditions, restrictions or limitations, payments, rights or other matters to be calculated in connection with any awards, any deferred payment arrangements regarding awards, and any acceleration of vesting or waiver of forfeiture under any award;

o	determine whether, and if so, what, performance criteria must be met as a condition to receipt of any award, and determine and certify whether any applicable performance criteria have been met;

o	determine the circumstances, conditions, methods, form of payment and any other terms by which awards may be settled;

o	adopt, alter and repeal the administrative rules, guidelines and practices governing the 2015 Plan;

o
construe, interpret, apply, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the terms and provisions of the 2015 Plan and any award or other document or communication under the 2015 Plan;

o	make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

o	authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and

o
otherwise oversee the administration of the 2015 Plan and exercise discretion to make any other determination or take any other action the Committee deems necessary or desirable for the administration of the 2015 Plan;

Except as otherwise determined by the Board, the Committee shall consist solely of two or more “non-employee directors” (within the meaning of Rule 16b-3 under Securities Exchange Act of 1934 (the “Exchange Act”)) who are also “outside directors” within the meaning of Code Section 162(m) and related regulations.  The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 under the Exchange Act and/or Section 162(m) of the Code.  However, if the Board intends to satisfy such exemption requirements, with respect to awards to any “covered employee” (within the meaning of Section 162(m)) and any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more non-employee directors who are also outside directors.

Within the scope of such authority and except to the extent prohibited by applicable law or stock exchange rules, the Board or the Committee may (a) delegate to a committee of one or more members of the Board who are not outside directors the authority to grant awards to eligible individuals who are either (i) not then covered employees and are not expected to be covered employees at the time of recognition of income resulting from such award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, (b) delegate to a committee of one or more members of the Board who are not non-employee directors the authority to grant awards to eligible individuals who are not then subject to Section 16 of the Exchange Act, (c) delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, and (d) delegate such non-discretionary administrative responsibilities to any person or persons selected by it.  Any such delegation may be revoked by the Committee at any time.  Nothing in the 2015 Plan will create an inference that an award is not validly granted under the Plan in the event awards are granted under the 2015 Plan by a compensation committee of the Board that does not at all times consist solely of two or more non-employee directors who are also outside directors.

Types of Awards

Options.  Except in the case of substitute awards as discussed below (to the extent consistent with Code Section 409A and in the case of Incentive Stock Options, Code Section 424), the exercise price per share associated with all stock options awarded under the 2015 Plan shall not be less than 100% of the fair market value per share of common stock on the grant date of the award.  Options may be subject to vesting and such other terms as determined by the Committee in its discretion and set forth in the individual award agreements.

The exercise price of an option may be paid in such consideration as the Committee deems appropriate, including: (i) cash (or its equivalent), (ii) by exchanging shares owned by the participant (which are not the subject of any pledge or other security interest) or (iii) if there shall be a public market for the Company’s common stock at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the common stock otherwise deliverable upon the exercise of the option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by any combination thereof.

Two types of options may be awarded under the 2015 Plan: options intended to qualify as ISOs under Section 422 of the Internal Revenue Code, and options not intended to qualify as ISOs.  The following special rules apply to ISOs: ISOs may be awarded only to employees; the exercise price of an ISO may not be less than 100% of the fair market value per share of the Company’s common stock on the grant date of the ISO or, if such ISO is awarded to an owner of 10% or more of the total combined voting power of all classes of the Company’s common stock, not less than 110% of such fair market value per share of the Company’s common stock; the aggregate fair market value of shares of common stock (determined as of the respective grant date(s)) for which one or more ISOs becomes exercisable for the first time during any calendar year may not exceed $100,000 for any individual; and the term of the ISO may not exceed ten years from the grand date, or five years from the grant date for owners of 10% or more of the total combined voting power of all classes of the Company’s common stock.

Stock Appreciation Rights.  A SAR entitles a participant to receive value equal to the excess of the fair market value of a specified number of shares over the exercise price established for the SAR.  SARs may be subject to such terms and conditions, including vesting, as determined by the Committee and set forth in the individual award agreement.  The exercise price per share associated with each SAR shall be fixed by the Committee and, except in the case of substitute awards (to the extent consistent with Code Section 409A),  may not be less than 100% of the fair market value per share of common stock on the grant date of the award.

Restricted Stock and Restricted Stock Units.  Restricted stock is a grant of a specified number of shares, subjects to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be determined by the Committee.  A restricted stock unit is the right to receive a future grant of a specified number of shares, subject to such restrictions, conditions, risk of forfeiture, or vesting conditions as the Committee may determine.  Unlike holders of restricted stock units, holders of restricted stock will have all rights of a shareholder with respect to the shares of restricted stock granted, except as otherwise provided in the applicable award agreement.

Performance Units.  Performance units entitle a participant to receive a specified value, established by the Committee at the time of the award, based on the extent to which specific performance goals are achieved.  Performance units are subject to such terms and conditions as determined by the Committee, including the establishment of specified performance goals for a specified performance period as described below under “Performance Based Compensation.”  The performance unit is not earned unless and until the specified performance goals are attained.  The value of performance units may be measured by the fair market value of our common stock or any other maximum dollar value established by the Committee, and may be settled in either cash or common stock, as determined by the Committee.

Substitute Awards.  The Committee may grant substitute awards upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any affiliate or with which the Company or any affiliate combines.  The terms and conditions of a substitute award may vary from the terms and conditions set forth in the 2015 Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.  As discussed in the 2015 Plan and elsewhere in this description, substitute awards are exempt from certain provisions that govern other awards under the 2015 Plan.

Other Awards.  The Committee may, in its sole discretion, grant and determine the terms and conditions of other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Company’s common stock or factors that may influence the value of the Company’s common stock.  These awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into the Company’s common stock, common stock purchase rights, awards with value and payment contingent upon the Company’s performance or that of specified subsidiaries, affiliates or other business units or other factors determined by the Committee.  The Committee may also, in its sole discretion, grant cash awards, independent of, or as an element of, or supplement to, any other award granted under the 2015 Plan.  The Committee may also, in its sole discretion, grant common stock as a bonus, or grant other awards in lieu of obligations of the Company or its subsidiary to pay cash or deliver other property under the 2015 Plan or under other plans or compensatory arrangements.

Performance Based Compensation

The Committee, in its sole discretion, may grant an award to any Participant with the intent that such award be a Performance Award intended to be “performance-based compensation” as that term is used for purposes of Section 162(m) of the Code.  If an award (other than an Option or SAR) is intended to be a Performance Award, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, shares or other property pursuant thereto, as applicable, shall be subject to the achievement of specified performance goals during a calendar year or such other period (a “Performance Period”) as may be established by the Committee.

Performance goals will be established in writing by the Committee prior to the beginning of each Performance Period, or in any event no later than the time permitted for the establishment of such goals by Section 162(m).  Performance Awards may be made in shares and/or cash or other property (including awards under the Company’s annual incentive bonus program), and are subject to the respective limits described above on the amount of Performance Awards that may be made in shares or cash and property other than common stock to any one individual during any one calendar year period.

Performance goals may vary from participant to participant and award to award and will be based upon the attainment of specific amounts of, or increases in, one or more of the following: the fair market value of the Company’s common stock, revenues, operating income, cash flow, earnings before or after income taxes (including earnings before interest, taxes depreciation and amortization), net income, net income before or after income taxes, earnings per share, stockholders’ equity, return on equity, return on investment or capital, return on assets, total stockholder return, share price profitability or profit margins, gross or operating margins, economic value added, inventory turns, improvements in capital structure, budget or expense management, working capital, operating efficiency, free cash flow, market value added, market share or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant division, subsidiary or business unit or entity in which the Company has a significant interest, or any combination thereof as the Committee may deem appropriate.  Each performance goal may be expressed on an absolute or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, our past performance or the past or current performance of other companies, and may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity or shares outstanding, assets or net assets.

To the extent that such adjustment or modification would not cause such Performance Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee in its discretion may provide, in specifying the performance goals applicable to any Performance Period, for the adjustment or modification of the calculation of a performance goal for such Performance Period to prevent the dilution or enlargement of the rights of Participants based on one or more of the following events: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (4) any reorganization and restructuring programs; (5) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (6) acquisitions or divestitures; (7) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (8) foreign exchange gains and losses; and (9) a change in the Company’s fiscal year.  In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the performance goals with respect to a Performance Award without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Prior to the payment of any award granted as a Performance Award, the Committee will certify in writing that the performance goals were satisfied.  The Committee may also exercise discretion to reduce or eliminate a Performance Award earned in a Performance Period, even if the applicable performance goals have been met.

Termination of Employment

The Committee will determine the consequences to awards under the 2015 Plan of a participant’s death, disability, retirement or other termination of employment or service.  These consequences will be set forth in the individual award agreements or as the Committee may otherwise determine.

Transferability of Awards

A participant may transfer awards under the 2015 Plan by will or the laws of descent and distribution.  In addition, to the extent permitted by law, at the discretion of the Committee, a participant may transfer an award by gift or other transfer other than for value to any of the following:

o	the participant’s immediate family;

o	a trust in which either the participant or the participant’s immediate family members have more than 50% of the beneficial interest;

o	an entity in which the participant or participant’s immediate family members own more than 50% of the voting interests; or

o	such other transferees as permitted by the Committee.

To the extent permitted by the Committee, a participant may designate a beneficiary or beneficiaries to exercise any award or receive a payment under any award payable on or after the Participant’s death.  Any such designation shall be on a form approved by the Committee and shall be effective upon its receipt by the Company.

Limitations on Repricing

Subject to the conditions above under which the Committee shall make equitable anti-dilution adjustments to awards in the event of changes in the Company’s common stock or capital structure, no option or SAR may be amended to decrease the exercise price thereof, cancelled in conjunction with the grant of any new option or SAR award with a lower exercise price, cancelled in exchange for cash, other property or the grant of another award at a time when the exercise price of the option or SAR award is greater than the current fair market value of a share of common stock, or otherwise subject to any action that would be treated under applicable stock exchange rules and interpretations as a “repricing” of such option or SAR award, unless such action is approved by the Company’s shareholders.

Amendment and Termination of Plan and Awards

The Board has complete and exclusive power to suspend, amend, modify, discontinue or terminate the 2015 Plan in any or all respects, except that no such action shall be or remain effective unless approved by the Company’s shareholders to the extent such shareholder approval is required under applicable laws, regulations, or stock exchange requirements.  The Committee may unilaterally amend, modify, suspend, cancel, terminate, discontinue, waive any conditions or rights under, any award, award agreement or related documents in any manner, prospectively or retroactively, unless otherwise provided in the applicable award agreement or the 2015 Plan, except that no such amendment, modification, alteration, suspension, discontinuation, cancellation or termination that would materially impair the rights of any participant under any outstanding award shall be effective to that extent without the consent of the impaired participant or such participant’s representative or beneficiary.  Without limiting the foregoing, however, no change made for the purpose or with effect of changing the tax consequences with respect to an award or to comply with applicable laws, stock exchange rules or regulations, nor any action taken by the Committee or other Company party pursuant to the 2015 Plan’s anti-dilution adjustment provisions, the provisions dealing with change of control matters or the clawback recovery provisions, shall be deemed to materially and adversely affect the rights of a participant under an award.

Change of Control

Unless otherwise provided in an applicable award agreement, in the event of a change of control, the Committee may take such actions with respect to outstanding awards as it deems appropriate under the circumstances, which may include one or more of the following: (i) providing for the continuation, assumption or replacement of outstanding awards by the surviving or successor entity (or an affiliate thereof) with appropriate adjustments as may be required or permitted in the 2015 Plan; (ii) providing that outstanding awards will terminate upon or immediately prior to the consummation of such change of control; (iii) providing that outstanding awards will vest and become exercisable, realizable or payable, in whole or in part prior to or upon consummation of such change of control, or upon termination of a participant’s service under specified conditions within a specified period of time after the change of control; or (iv) providing for the cancellation of any outstanding award at or immediately prior to a change of control in exchange for a payment (in cash or other property) in an amount equal to the difference, if any, between (A) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the change of control for the number of shares subject to the award (or, if no such consideration would be received, the fair market value of such number of shares immediately prior to such change of control), and (B) the aggregate exercise price (if any) for the shares subject to such award (it being understood that if such amount would not be a positive number, then such award may be canceled by the Company without payment).

Payment in connection with a change of control shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the change of control transaction.  In taking any action above, the Committee will not be required to treat all awards or all participants similarly.

An award shall be considered assumed or replaced if, in connection with the change of control and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the award are expressly assumed by the surviving or successor entity (or an affiliate thereof) with appropriate adjustments to the number and type of securities subject to the award and the exercise price thereof that preserves the intrinsic value of the award existing at the time of the change of control, or (ii) the participant has received a comparable award that preserves the intrinsic value of the award existing at the time of the change of control and contains terms and conditions that are substantially similar to those of the award.

Except as otherwise provided in an applicable award agreement, the 2015 Plan defines a “change of control” as the occurrence of any of the following events:

(i)           during any period of 24 consecutive months, individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) cease at any time during such period for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of a proxy statement in which such person is named as a nominee, without written objection to such nomination) shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”), other than the Board;

(ii)           the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction (each of the transactions referred to in this clause (A), being hereinafter referred to as a “Reorganization”) or (B) a sale or other disposition of all or substantially all the assets of the Company (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of shares of the Company’s common stock or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization or Sale (such securities, the “Company Voting Securities”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii)           the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a change of control; or

(iv)           any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than 35%; provided, however, that for purposes of this subparagraph (iv) (and not for purposes of subparagraphs (i) through (iii) above), the following acquisitions shall not constitute a change of control: (A) any acquisition by the Company or any Subsidiary, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (D) any acquisition pursuant to a Reorganization or Sale that does not constitute a change of control for purposes of subparagraph (ii) above.

Section 409A

Any award under the 2015 Plan is intended either (1) to be exempt from Section 409A of the Code under the stock right, short-term deferral or other exceptions available under Section 409A, or (2) to comply with Section 409A; and the 2015 Plan will be administered in a manner consistent with this intent.  Notwithstanding any provision in the 2015 Plan to the contrary, the Committee reserves the right to make amendments to any award as it deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A.  In any event, a participant will be solely responsible and liable for the satisfaction of any and all taxes and penalties that may be imposed on such participant or for such participant’s account in connection with an award and will agree to hold the Company and other parties harmless from such adverse consequences to the extent specified in the 2015 Plan.  Under specified circumstances, if the Committee makes a good faith determination that an amount payable pursuant to an award would be required to be delayed pursuant to the six-month delay rule set forth in Section 409A to avoid taxes or penalties, then the Company will make the scheduled payment on the first business day after such six-month delay period, without interest, unless otherwise determined by the Committee, in its discretion, or otherwise provided in any applicable participant employment agreement.

Grants Made Under 2015 Plan Subject to Shareholder Approval

Subsequent to the adoption of the 2015 Plan on July 15, 2015, the Committee made certain awards of restricted stock units, or RSUs, under the 2015 Plan as described below.  The Committee also established the annual cash incentive bonus opportunity for its executives pursuant to the 2015 Plan based on the achievement of economic value added, or EVA, performance goals for fiscal 2016.   All such grants and award opportunities are conditioned on and subject to shareholder approval of the 2015 Plan.  The Company granted a total of 58,959 restricted stock units, pursuant to which participants may acquire up to two shares per unit, or an aggregate of 117,917 shares of the Company’s common stock, assuming maximum achievement under the overall Company and divisional cumulative operating income performance goals over the established three fiscal-year performance period ending April 30, 2018.
The following table sets forth information regarding these awards to each of the Company’s named executive officers, the Company’s executive officers as a group, and the Company’s non-executive officers as a group.  Amounts shown in the table assume maximum achievement levels on all applicable performance goals under these awards.  Target achievement levels would result in share values equal to 50% of those shown below and annual incentive award dollar values equal to 40% of those shown below.

NEW PLAN BENEFITS
2015 Equity Compensation Plan

Name and Position	Maximum RSU Award Dollar Value ($)1	Maximum RSU Number of Units/Shares	Maximum Annual Incentive Award Dollar Value ($)
Robert G. Culp, III	568,795	8,824 units/17,648 shares	797,001
Franklin N. Saxon	851,646	13,212 units/26,424 shares	1,014,365
Robert G. Culp, IV	425,243	6,597 units/13,194 shares	438,948
Kenneth R. Bowling	196,667	3,051 units/6,102 shares	208,220
Thomas B Gallagher	64,460	1,000 units/2,000 shares	92,742
Executive Group	2,370,645	36,777 units/73,554 shares	2,551,276
Non-Executive Director Group	0	0	0
Non-Executive Officer Employee Group	1,429,852	22,182 units/44,364 shares	2,532,459
Total	3,800,497	58,959 units/117,917 shares	5,083,735

1 Dollar value of the RSU awards as shown is calculated based on $32.23 per share, the closing price of the Company’s common stock as of July 15, 2015.

The following table sets forth information as of the end of fiscal 2015 regarding shares of the Company’s common stock that may be issued upon the exercise of equity awards previously granted and currently outstanding equity awards under the 2007 Plan, the Company’s only other equity compensation plan, as well as the number of shares available for the grant under the 2007 Plan as of that date.  As noted above, if the shareholders approve the 2015 Plan, no further grants will be made under the 2007 Plan.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	140,100	$6.49	577,799
Equity compensation plans not approved by security holders	-	-	-
Total	140,100	$6.49	577,799

The Board of Directors recommends a vote “FOR” the proposal to approve the Company’s 2015 Equity Incentive Plan.

SHAREHOLDER PROPOSALS FOR 2016 MEETING

Shareholders may submit proposals appropriate for shareholder action at the Company’s Annual Meeting consistent with the regulations of the Securities and Exchange Commission and the Company’s bylaws.  For shareholder proposals, including nominations for director, to be considered for inclusion in the proxy statement for the 2016 Annual Meeting, the Company must receive such proposals no later than April 22, 2016.  The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission.  In addition, the Company’s bylaws establish an advance notice requirement for any proposals by shareholders, including nominations for director, to be considered at the Annual Meeting.  In general, written notice must be received by the Company’s Secretary not less than 60 days nor more than 90 days prior to the Annual Meeting, and must contain information specified in the bylaws concerning the matter to be brought before such meeting and concerning the shareholder proposing such a matter and, in the case of nominations for director, setting forth certain biographical and other information about the persons nominated (see also “Director Nomination Process” on page 11).  Accordingly, to be considered at the 2016 Annual Meeting, proposals must be received by the Company’s Secretary no earlier than June 16, 2016 and no later than July 16, 2016.  Shareholder proposals should be directed to Culp, Inc., Attention: Corporate Secretary, 1823 Eastchester Drive, High Point, North Carolina 27265.

DELIVERY OF ADDITIONAL COPIES OF PROXY STATEMENT

As permitted by the Securities Exchange Act of 1934, as amended, only one copy of the proxy statement and Annual Report is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the proxy statement.  The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and Annual Report to any shareholder residing at an address to which only one copy was mailed.  Requests for additional copies and/or requests for multiple copies of the proxy statement and Annual Report in the future should be directed to Culp Inc., Attn. Kenneth R. Bowling, 1823 Eastchester Drive, High Point, North Carolina 27265, or by calling (336) 889-5161 and asking to speak to Mr. Bowling.

Shareholders residing at the same address and currently receiving multiple copies of the proxy statement and Annual Report may contact the Company as noted above to request that only a single copy of the proxy statement and Annual Report be mailed in the future.

OTHER MATTERS

The Company’s management is not aware of any matter that may be presented for action at the Annual Meeting other than the matters set forth herein.  Should any matters requiring a vote of the shareholders arise, it is intended that the accompanying proxy will be voted in respect thereof in accordance with the best judgment of the person or persons named in the proxy, discretionary authority to do so being included in the proxy.

By Order of the Board of Directors,

FRANKLIN N. SAXON
President & Chief Executive Officer

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE ANNUAL MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES OF THE COMPANY, ON WRITTEN REQUEST, A COPY OF THE COMPANY’S 2015 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES THERETO.  SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO CULP, INC., ATTENTION:  KENNETH R. BOWLING, CORPORATE SECRETARY, 1823 EASTCHESTER DRIVE, HIGH POINT, NORTH CAROLINA 27265.

ANNEX A

CULP, INC.
2015 EQUITY INCENTIVE PLAN
--------------------------

ARTICLE I

GENERAL PROVISIONS

1.1 Purpose of the Plan.  This Plan is intended to promote the interests of the Company by giving Eligible Individuals the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive to provide or continue their Service.  The Plan is also intended to align the long-term financial interests of Eligible Individuals with those of the Company’s stockholders, reward Eligible Individuals for increasing the value of the Company’s Common Stock, and provide for a direct relationship between annual performance results and executive compensation.  Capitalized terms used and not otherwise defined in the Plan shall have the meanings given to them in Appendix A attached hereto.

1.2 Administration of the Plan.

(a) The Plan shall be administered by the Committee, which shall, subject to the terms of the Plan and applicable law, have sole and plenary power and authority to administer the Plan, including, but not limited to, the power and authority to:

(i)	select Eligible Individuals to whom Awards may be made;

(ii)	determine whether and to what extent any type of Awards, or combination thereof, are to be awarded to Eligible Individuals;

(iii)
determine the number of Shares to be covered by an Award and the other terms and conditions of such Award (including, but not limited to, the exercise price, any vesting condition, restriction or limitation, any payments, rights or other matters to be calculated in connection with any Awards, any deferred payment arrangement and any vesting acceleration or forfeiture waiver regarding any Award and any securities or other rights relating thereto);

(iv)
determine whether performance criteria must be met as a condition to any rights associated with any Award, establish any such performance criteria and certify whether, and to what extent, such performance criteria have been attained;

(v)	determine under what circumstances, conditions, methods, form of payment and any other terms by which Awards may be settled;

(vi)	adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan;

(vii)
construe, interpret, apply, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the terms and provisions of the Plan and any Award issued under the Plan (and any other agreement, document, instrument, instruction or other communication relating thereto);

(viii)	make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(ix)	authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and

(x)
otherwise oversee the administration of the Plan exercise discretion to make any other determination or take any other action the Committee deems necessary or desirable for the administration of the Plan.

(b) Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors who are also Outside Directors.  The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3 under the Exchange Act and/or Section 162(m) of the Code.  However, if the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors who are also Outside Directors.  Within the scope of such authority and except to the extent prohibited by applicable law or the rules of a Stock Exchange, the Board or the Committee may (a) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to Eligible Individuals who are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, (b) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to Eligible Individuals who are not then subject to Section 16 of the Exchange Act, (c) delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to such subcommittee), and (d) delegate such non-discretionary administrative responsibilities to any person or persons selected by it.  Any such delegation may be revoked by the Committee at any time.  Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.

(c) Any determination made in respect of any Award by the Committee, the Board, or any other person pursuant to delegated authority under the provisions of the Plan, shall be made in the sole discretion of the Committee, the Board or such delegate at the time the Award is made or, unless in contravention of any express term of the Plan, at any time thereafter.  All decisions made by the Committee, the Board or any delegate shall be final and binding on all persons, including the Company and all Participants.

(d) Neither the Company, the Committee, the Board, nor any of their respective Affiliates, agents or delegates (the “Company Parties”) makes any representations with respect to the tax consequences of any Award to a Participant, and, notwithstanding any other provision of the Plan, by the acceptance of such Award, each Participant acknowledges the same and agrees to hold all Company Parties harmless from any adverse consequences to the Participant under the Code with respect to the Award or any underlying Shares or other property, whether resulting from any action or inaction or omission of any Company Parties pursuant to the Plan or otherwise.

1.3 Eligible Individuals.  Only Employees are eligible to receive Awards of Incentive Stock Options.  The persons eligible to receive all other Awards are (i) Employees, (ii) non-employee members of the Board or the board of directors or other similar governing body of any Subsidiary, (iii) consultants and other independent advisors who provide Services, directly or indirectly, to the Company or any Subsidiary and (iv) to the extent permitted by law, any person prospectively a member of categories (i), (ii) or (iii) above.

1.4 Stock Subject to the Plan.

(a) The capital stock of the Company with respect to which Awards may be made under the Plan may consist, in whole or in part, of authorized but unissued Shares of the Company, including Shares reacquired by the Company in any manner and, to the extent applicable under law, treasury shares.  Subject to approval of the Company’s stockholders and to adjustment as provided in Section 1.5 hereof, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be 1,200,000 Shares.

(b) The Shares that may be delivered to Participants and their beneficiaries under the Plan are subject to the following additional restrictions:

(i)	The maximum number of Shares that may be issued in respect of Options intending to qualify as Incentive Stock Options shall be 800,000 Shares;

(ii)
The maximum number of Shares that may be issued pursuant to Awards of Restricted Stock, Restricted Stock Units or otherwise as outright grants of Common Stock pursuant to Article VI hereof shall be 600,000 Shares;

(iii)
For Awards that are intended to be “performance-based compensation” (as that term is used for purposes of Section 162(m) of the Code) (a “Performance Award”), no more than the following amounts may be granted pursuant to such Performance Awards to any one individual during any one calendar year period: (1) 100,000 Shares, subject to adjustment as provided in Section 1.5 hereof, and (2) with respect to cash and other property other than Common Stock, $1,300,000 (valued at its Fair Market Value).  The Committee, in its sole discretion, may grant an Award to any Participant with the intent that such award be a Performance Award.  If an Award (other than an Option or SAR) is subject to this Section 1.4(b)(iii), then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of specified performance goals during a calendar year or such other period (a “Performance Period”) as may be established by the Committee.  Performance goals shall be established in writing by the Committee prior to the beginning of each Performance Period, or at such other time no later than such time as is permitted by the applicable provisions of the Code.  Such performance goals, which may vary from Participant to Participant and Award to Award, shall be based upon the attainment of specific amounts of, or increases in, one or more of the following: the Fair Market Value of Common Stock, revenues, operating income, cash flow, earnings before or after income taxes (including earnings before interest, taxes depreciation and amortization), net income, net income before or after income taxes, earnings per share, stockholders’ equity, return on equity, return on investment or capital, return on assets, total stockholder return, share price profitability or profit margins, gross or operating margins, economic value added, inventory turns, improvements in capital structure, budget or expense management, working capital, operating efficiency, free cash flow, market value added, market share or strategic business objectives consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures, all whether applicable to the Company or any relevant division, subsidiary or business unit or entity in which the Company has a significant interest, or any combination thereof as the Committee may deem appropriate.  Each performance goal may be expressed on an absolute and/or relative basis, may be based on, or otherwise employ, comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, may provide for the inclusion, exclusion or averaging of specified items in whole or in part, such as realized gains or losses on strategic investments, discontinued operations, extraordinary items, accounting changes, and unusual or nonrecurring items, and, in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, assets or net assets.  To the extent that such adjustment or modification would not cause such Performance Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee in its discretion may provide, in specifying the performance goals applicable to any Performance Period, for the adjustment or modification of the calculation of a performance goal for such Performance Period to prevent the dilution or enlargement of the rights of Participants based on one or more of the following events: (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (4) any reorganization and restructuring programs; (5) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (6) acquisitions or divestitures; (7) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (8) foreign exchange gains and losses; and (9) a change in the Company’s fiscal year.  In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the performance goals with respect to a Performance Award without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.  Prior to the payment of any Award granted as a Performance Award, the Committee shall certify in writing that the performance goals were satisfied.  In determining the actual size of a Performance Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained; and

(iv)
The aggregate number of Shares subject to Option and/or Stock Appreciation Right Awards granted during any one calendar year period to any one Participant shall not exceed 100,000 Shares, subject to adjustment as provided in Section 1.5.

(c) To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, canceled, expires or is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan; provided, however, that in no event shall such undelivered Shares increase the number of Shares that may be granted under the Plan as Incentive Stock Options.  In addition, Shares subject to Substitute Awards shall not be counted against the  maximum number of Shares available for delivery under the Plan,  nor shall they reduce the maximum Shares authorized for grant to a Participant in any period; provided, however, that any Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options previously granted and intended to qualify for special tax treatment under Sections 421 and 422 of the Code shall be counted against the aggregate number of Shares available for Incentive Stock Options under the Plan.  Notwithstanding the foregoing, however, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if (1) such Shares otherwise issuable pursuant to an Award are withheld by, or tendered or delivered to, the Company in payment of the exercise price of an Award or to satisfy any tax withholding obligation associated with an Award or (2) Shares covered by a stock-settled Stock Appreciation Right are not issued upon settlement of the Award.

1.5 Adjustments in Common Stock.  Should any change be made to the Common Stock or in the capital structure of the Company by reason of any stock split, reverse stock split, extraordinary distribution, stock dividend, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, split-up or spin-off,  combination of shares, exchange of shares, or other relevant change in capitalization,  the Committee shall cause appropriate adjustments to be made to (i) the maximum number and/or class or kind of securities issuable under the Plan and applicable sub-limits regarding specific types of Awards and (ii) the number and/or class or kind of securities and the exercise price per share in effect under each outstanding Award, in order to preserve the economic intent of the Award.  In the case of such adjustments, however, unless the Committee specifically determines that such adjustment is in the best interest of the Company or its Affiliates, no adjustment shall be made pursuant to this Section 1.5 that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or Affiliate or other business unit, or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or Affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.  The adjustments determined by the Committee shall be final, binding and conclusive.

1.6 No Fractional Shares.  Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.  No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, either pay cash in lieu of any fractional Share in settlement of an Award, round such fractional Share or eliminate any fractional Share.

1.7 Limitations on Repricing.  Except as provided in Section 1.5, no Option or SAR Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or SAR Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of another Award at a time when the exercise price of the Option or SAR Award is greater than the current Fair Market Value of a Share of Common Stock, or (iv) otherwise subject to any action that would be treated under applicable Stock Exchange rules and interpretations as a “repricing” of such Option or SAR Award, unless such action is approved by the Company’s stockholders.

1.8 Vesting and Term.  Each Award Agreement shall set forth the period until the applicable Award is scheduled to expire (which shall not be more than ten years from the Grant Date), and any applicable performance period.  The Committee may provide in an Agreement for such vesting conditions and timing as it may determine, provided that the vesting period or performance period of all Awards shall be at least one fiscal year.  Notwithstanding the foregoing, the minimum one-year vesting period will not apply: (i) to Awards made in payment of or exchange for earned compensation (including Awards pursuant to Sections 6.2 and 6.3); (ii) upon a Change of Control; (iii) to termination of Service due to death or disability; (iv) to a Substitute Award that does not reduce the vesting period of the award being replaced; (v) to Awards to Non-Employee Directors as part of their annual compensation arrangements; and (vi) to Awards involving an aggregate number of Shares or cash equivalent thereof not in excess of 5% of the number of Shares available for Awards under Section 1.4(a).

ARTICLE II

OPTIONS

2.1 General.  The Award of an Option entitles the Participant to purchase a specified number of Shares at an exercise price established by the Committee.

2.2 Award of Options.  Subject to any other limitations provided in the Plan, each Option awarded under this Plan shall be subject to such terms and conditions determined by the Committee, provided that no Option shall be exercisable for a term of more than ten years from the Grant Date.  Each Option shall be evidenced by one or more documents in the form approved by the Committee, and such Award shall be effective as of the Grant Date.  A Participant’s entitlement to an Award may be conditioned on the Participant’s execution of such documents as required by the Committee.

2.3 Exercise Price.  Subject to the terms and conditions set forth herein, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and in the case of Incentive Stock Options, Code Section 424) the exercise price per share associated with each Option shall not be less than 100% of the Fair Market Value per share of Common Stock on the Grant Date of the Award.

2.4 Exercise Procedures.  An Option shall be exercisable at the times and in accordance with the procedures set forth herein and the procedures established by the Committee and set forth in the applicable Award Agreement.

2.5 Payment of the Exercise Price.

(a) No Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company, and the Participant has paid to the Company an amount equal to any federal, state, local and foreign income and employment taxes required to be withheld.  Such payments may be made in cash (or its equivalent) or, (i) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest) or (ii) if there shall be a public market for the Common Stock at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price and the amount of any federal, state, local or foreign income or employment taxes required to be withheld.

(b) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to such  procedures and documents satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Common Stock acquired by the exercise of the Option.

2.6 Termination of Service.  The Committee shall determine the terms and conditions on which a Participant may exercise an Option following the termination of such Participant’s Service, and such terms and conditions shall be set forth in applicable Award Agreement.

2.7 Incentive Stock Options.  All Incentive Stock Options shall be subject to the following:

(a) Incentive Stock Options may be awarded only to Employees;

(b) Subject to the provisions of Section 2.7(d), an Incentive Stock Option’s exercise price per Share of Common Stock shall not be less than 100% of the Fair Market Value per Share of Common Stock on the Grant Date of the Award, and no Incentive Stock Option’s term shall exceed ten years from the Grant Date;

(c) The aggregate Fair Market Value of the Shares (determined as of the respective Grant Date(s)) for which one or more Incentive Stock Options awarded to any Employee under the Plan (or any other option plan of the Company or any parent or Subsidiary) may for the first time become exercisable during any one calendar year shall not exceed $100,000.  To the extent an Employee holds two or more Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Incentive Stock Options shall be applied on the basis of the order in which such Options are awarded; and

(d) If an Employee to whom an Incentive Stock Option is awarded is a 10% Stockholder, then the Incentive Stock Option’s exercise price per Share of Common Stock shall not be less than 110% of the Fair Market Value per Share of Common Stock on the Grant Date of the Award, and the Incentive Stock Option’s term shall not exceed five years from the Grant Date.

(e) If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.

2.8 Rights as Stockholder.  Except as provided in this Plan or in the applicable Award Agreement, a Participant holding Options shall not have, with respect to such instruments, any of the rights of a stockholder of the Company, including, the right to vote as a stockholder of the Company or any right to receive dividends.

ARTICLE III

STOCK APPRECIATION RIGHTS

3.1 General.  The Award of a Stock Appreciation Right entitles the Participant to receive, in Common Stock (unless otherwise provided in the applicable Award Agreement), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of Shares; over (ii) the exercise price for such Shares established by the Committee for such Stock Appreciation Right.  Any fractional Shares resulting from the application of this formula shall be subject to the terms of Section 1.6.

3.2 Award of Stock Appreciation Rights.  Subject to any other limitations provided in the Plan, each Stock Appreciation Right awarded under this Plan shall be subject to such terms and conditions determined by the Committee, provided that no Stock Appreciation Right shall be exercisable for a term of more than ten years from the Grant Date.  Each Stock Appreciation Right shall be evidenced by an Award Agreement, and such Award shall be effective as of the Grant Date.  A Participant’s entitlement to an Award may be conditioned on the Participant’s execution of such documents as required by the Committee.

3.3 Exercise Price.  The exercise price per Share associated with each Stock Appreciation Right shall be fixed by the Committee and, subject to the terms and conditions set forth herein, except in the case of Substitute Awards (to the extent consistent with Code Section 409A), shall not be less than 100% of the Fair Market Value per Share of Common Stock on the Grant Date of the Award.

3.4 Exercise Procedures.  A Stock Appreciation Right shall be exercisable at the times and in accordance with the procedures set forth herein and the procedures established by the Committee and set forth in the applicable Award Agreement.  Generally, a Stock Appreciation Right may be exercised by surrendering the applicable portion of such Stock Appreciation Right and, upon such exercise and surrender, the Participant shall be entitled to receive the amount described in Section 3.1.

3.5 Termination of Service.  The Committee shall determine the terms and conditions on which a Participant may exercise a Stock Appreciation Right following the termination of such Participant’s Service, and such terms and conditions shall be set forth in the documents evidencing the Award.

3.6 Rights as Stockholder.  Except as provided in this Plan or in the documents evidencing an Award of a Stock Appreciation Right, a Participant holding a Stock Appreciation Right shall not have, with respect to such instrument, any of the rights of a stockholder of the Company, including, the right to vote as a stockholder of the Company or any right to receive dividends.

ARTICLE IV

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

4.1 General.  An Award of Restricted Stock is a grant to a Participant of a specified number of Shares subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be determined by the Committee and set forth in the Plan and the applicable Award Agreement.  An Award of Restricted Stock Units is the right to receive a specified number of Shares at a future date upon satisfaction of the conditions specified in the Award.

4.2 Awards of Restricted Stock and Restricted Stock Units.  Subject to any other limitations provided in the Plan, Restricted Stock and Restricted Stock Units awarded under this Plan shall be subject to such terms and conditions determined by the Committee.  Subject to the provisions of this Plan, Awards of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement, and such Award shall be effective as of the Grant Date.

4.3 Termination of Service.  The Committee shall determine the terms and conditions on which a Participant’s Restricted Stock or Restricted Stock Units shall be forfeited or subject to repurchase following the termination of such Participant’s Service, and such terms and conditions shall be set forth in the documents evidencing the Award.

4.4 Rights as Stockholder.  Except as provided in this Plan or in the applicable Award Agreement, a Participant holding Restricted Stock shall have, with respect to the Shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of capital stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends.  Unless otherwise determined by the Committee, any cash dividends paid in respect of Restricted Stock shall be deferred and reinvested in additional Restricted Stock, with such additional Shares being subject to the same terms and conditions as the Restricted Stock in respect of which such dividends were paid.  Except as provided in this Plan or in the documents evidencing an Award of a Restricted Stock Units, a Participant holding Restricted Stock Units shall not have, with respect to such instrument, any of the rights of a stockholder of the Company, including, the right to vote as a stockholder of the Company or any right to receive dividends.

ARTICLE V

PERFORMANCE UNITS

5.1 General.  A Performance Unit is the right to receive a specified value, as established by the Committee at the time of the Award, based on the extent to which specified performance goals are achieved.

5.2 Awards of Performance Units.  Subject to any other limitations provided in the Plan, Performance Units awarded under this Plan shall be subject to such terms and conditions determined by the Committee.  Subject to the provisions of this Plan, Awards of Performance Units shall be evidenced by an Award Agreement in the form approved by the Committee.  The performance goals applicable to a Performance Unit shall be among those specified in, and established pursuant to, Section 1.4(b)(iii) with respect to Performance Awards.  Performance Units shall be earned contingent upon the attainment of such performance goals.  At the time of the Award of each Performance Unit, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured.

5.3 Performance Unit Value.  Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award.  Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of applicable performance goals.  The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one Share of Common Stock.

5.4 Settlement of Performance Units.  Following the end of Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the performance goals for such Performance Period, as determined by the Committee.  Payment of Performance Units shall be made in cash or Common Stock, as determined by the Committee.

ARTICLE VI

OTHER AWARDS

6.1 Common Stock Related Awards.  The Committee may, in its sole and plenary discretion, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock or factors that may influence the value of such Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, awards with value and payment contingent upon the performance of the Company or specified subsidiaries, Affiliates or other business units thereof or other factors determined by the Committee.  The Committee shall determine the terms and conditions of such awards in its sole and plenary discretion.

6.2 Cash Awards.  The Committee also may, in its sole and plenary discretion, grant cash awards, independent of, or as an element of, or supplement to, any other Award granted under this Plan, upon such terms and conditions as the Committee may establish in its sole and plenary discretion.

6.3 Bonus Shares.  The Committee also may, in its sole and plenary discretion, grant Common Stock as a bonus, or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements.  The Committee shall determine the terms and conditions of such awards in its sole and plenary discretion.

ARTICLE VII

TRANSFERABILITY

7.1 Transfer Restrictions.  Except as set forth in Section 7.2 or as otherwise determined by the Committee, Awards may be transferred only by will or the laws of descent and distribution upon the death of a Participant and may not be assigned, pledged, hypothecated or transferred in any manner.  Upon any attempt to assign, pledge, hypothecate or transfer an Option, a Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Unit, such Award shall immediately be cancelled and terminated.

7.2 Transfer Exceptions.  The Committee, may, in its sole discretion, to the extent permitted by applicable law, permit Awards to be assigned in whole or in part during a Participant’s lifetime as a gift or without consideration to (i) one or more members of the Participant’s immediate family, (ii) a trust in which Participant and/or one or more of such family members hold more than 50% of the beneficial interest, (iii) an entity in which more than 50% of the voting interests are owned by the Participant and/or one or more of such family members or (iv) such other transferees as may be permitted by the Committee.  The terms applicable to the assigned Awards shall be the same as those in effect for such Award immediately prior to the assignment.  For purposes of any provision of the Plan or any Award Agreement relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

7.3 Designation of Beneficiary.  To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award payable on or after the Participant’s death.  Any such designation shall be on a form approved by the Committee and shall be effective upon its receipt by the Company.

ARTICLE VIII

CHANGE OF CONTROL TRANSACTIONS

8.1 General.

(a) Unless otherwise provided in an applicable Award Agreement, in the event of a Change of Control, the Committee may take such actions with respect to outstanding Awards as it deems appropriate under the circumstances, which may include one or more of the following: (i) providing for the continuation, assumption or replacement of outstanding Awards by the surviving or successor entity (or an Affiliate thereof) with appropriate adjustments as may be required or permitted by Section 1.5 and Section 1.4(b)(iii); (ii) providing that outstanding Awards will terminate upon or immediately prior to the consummation of such Change of Control; (iii) providing that outstanding Awards will vest and become exercisable, realizable or payable, in whole or in part prior to or upon consummation of such Change of Control, or upon termination of a Participant’s Service under specified conditions within a specified period of time after the Change of Control; or (iv) providing for the cancellation of any outstanding Award at or immediately prior to a Change of Control in exchange for a payment (in cash or other property) in an amount equal to the difference, if any, between (A) the Fair Market Value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change of Control for the number of Shares subject to the Award (or, if no such consideration would be received, the Fair Market Value of such number of Shares immediately prior to such Change of Control), and (B) the aggregate exercise price (if any) for the Shares subject to such Award (it being understood that if such amount would not be a positive number, then such Award may be canceled by the Company without payment).  In taking any action permitted under this Section 8.1(a), the Committee will not be required to treat all Awards or all Participants similarly.

(b) For purposes of Section 8.1(a), an Award shall be considered assumed or replaced if, in connection with the Change of Control and in a manner consistent with Code Sections 409A and 424, either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or an Affiliate thereof) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Change of Control, or (ii) the Participant has received a comparable award that preserves the intrinsic value of the Award existing at the time of the Change of Control and contains terms and conditions that are substantially similar to those of the Award.

(c) Payment of any amount under Section 8.1(a) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Change of Control transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Change of Control transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

8.2 Termination of Consent and Purchase Rights.  In connection with any Change of Control, the Committee shall have the right to provide for the immediate termination of any consent, repurchase or first refusal rights of the Company in respect of any outstanding Awards.

8.3 Right to Consummate Change of Control Transactions.  The issuance of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, enter into a share exchange, dissolve, liquidate or sell or transfer all or any part of its business or assets.

8.4 Dissolution or Liquidation.  Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  An Award will terminate immediately prior to the consummation of such proposed action.

ARTICLE IX

MISCELLANEOUS

9.1 No Right to Company Assets.  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any parent or Subsidiary, including, without limitation, any specific funds, assets, or other property which the Company or any parent or Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any parent or Subsidiary, and nothing contained in the Plan shall constitute a guaranty that the assets of the Company or any parent or Subsidiary shall be sufficient to pay any benefits to any person.

9.2 No Rights to Awards.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

9.3 No Employment Rights.  The Plan does not constitute a contract of employment, and the selection of an Eligible Individual to receive an Award will not give a Participant the right to be retained in the employ of the Company or any parent or Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

9.4 Awards Subject to Clawback.  By acceptance of any Award hereunder, each Participant expressly acknowledges and agrees that any and all Awards, as well as the equivalent cash value thereof with respect to any and all such Awards that have become vested, exercised, free of restriction or otherwise released to and/or monetized by or for the benefit of the Participant or any transferee or assignee thereof (collectively, the “Award-Equivalent Value”), are and will be fully subject to the terms of any policy regarding repayment, recoupment or clawback of compensation now or hereafter adopted by the Company in response to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, rulemaking of the Securities and Exchange Commission or otherwise.  In addition, specific provisions regarding clawback features, if any, of any particular Award hereunder may be included in the Award Agreement relating to such Award, and any such features of such Award shall also be deemed a “policy” for purposes of this Section 9.4.  Participant acknowledges and agrees that any such policy will apply to any and all Awards and Award-Equivalent Value in accordance with its terms, whether retroactively or prospectively, and agrees to cooperate fully with the Company to facilitate the recovery of any Award and/or Award-Equivalent Value that the Committee determines in its sole discretion is required to be recovered pursuant to the terms of such policy.

9.5 Unfunded Plan.  The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.  Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant.  To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

9.6 Sub-plans.  The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards.  Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable.  All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

9.7 Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

9.8 Tax Withholding.  All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations.  The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under the Plan.

9.9 Effective Date and Term.  The Plan shall become effective when adopted by the Board, but no Award made under the Plan may be exercised, and no shares of Common Stock shall be issued pursuant to any Award, until the Plan is approved by the Company’s stockholders.  In addition, no Incentive Stock Option shall be deemed to have been awarded unless and until this Plan is approved by the Company’s stockholders.  If stockholder approval is not obtained within 12 months after the date of the Board’s adoption of the Plan, then all Awards made previously under the Plan shall terminate and cease to be outstanding.  No further Awards may be made under the Plan upon the earlier of (i) the expiration of the ten-year period from the date the Plan is adopted by the Board, (ii) the date on which all shares of Common Stock available for issuance under the Plan shall have been issued.  If and when the Plan is approved by the Company’s stockholders, no further awards may be granted under the Prior Plan following such approval, but outstanding awards under the Prior Plan may be settled in accordance with the terms of the Prior Plan.

9.10 Amendment of the Plan.  The Board shall have complete and exclusive power and authority to suspend, amend, modify, discontinue or terminate the Plan in any or all respects, except that no such action shall be or remain effective unless approved by the Company’s stockholders to the extent such stockholder approval is required under applicable laws, regulations, or Stock Exchange requirements.

9.11 Amendment, Modification and Cancellation of Outstanding Awards.  The Committee may unilaterally amend, modify, suspend, cancel, terminate, discontinue, waive any conditions or rights under, any Award, Award Agreement or related documents in any manner, prospectively or retroactively, unless otherwise provided in the applicable Award Agreement or the Plan, except that no such amendment, modification, alteration, suspension, discontinuation, cancellation or termination that would materially impair the rights of any Participant under any outstanding Award shall to that extent be effective without the consent of the impaired Participant or such Participant’s representative or beneficiary.  Without limiting the foregoing, no change made for the purpose or with effect of changing the tax consequences with respect to an Award or to comply with applicable laws, Stock Exchange rules or regulations, nor any action taken by the Committee or other Company Party pursuant to Section 1.5, Article VIII or Section 9.4 shall be deemed to materially and adversely affect the rights of a Participant under an Award.

9.12 Section 409A of the Code.  Any Award under the Plan is intended either (i) to be exempt from Section 409A of the Code under the stock right, short-term deferral or other exceptions available under Code Section 409A, or (ii) to comply with Code Section 409A, and the Plan shall be administered in a manner consistent with such intent.  Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to make unilateral amendments to the Plan and any Award as it deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A.  In any event, a Participant shall be solely responsible and liable for the satisfaction of any and all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an Award (including any taxes and penalties under Code Section 409A), and the terms of Sections 1.2(d) and 9.15 hereof shall apply, without limitation, to any such taxes or penalties so imposed.  If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (i) such Participant shall be a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Committee shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date, but shall instead pay it on the first business day after such six-month period.  Such amount shall be paid without interest, unless otherwise determined by the Committee, in its discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.

9.13 Governing Law.  This Plan shall be governed and construed in accordance with the laws of the State of North Carolina, without regard to conflicts of law principles thereof.

9.14 Severability.  If any provision of this Plan or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Plan and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

9.15 Indemnification.  No Company Party shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder.  Each such Company Party (other than the Company) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Company Party in connection with or resulting from any action, suit or proceeding to which such Company Party may be a party or in which such Company Party may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Company Party, with the Company’s approval, in settlement thereof, or paid by such Company Party in satisfaction of any judgment in any such action, suit or proceeding against such Company Party; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice.  The foregoing right of indemnification shall not be available to such Company Party to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Company Party giving rise to the indemnification claim resulted from such Company Party’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Company Parties may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

APPENDIX A

DEFINED TERMS

The following terms shall have the following meanings under the Plan:

“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” means the issuance of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Performance Units or other awards described in Article VI hereof.

“Award Agreement” means agreements, contracts or other instrument or communications evidencing any Award, which may, but need not, require execution or acknowledgement by a Participant.

“Board” means the Board of Directors of the Company.

A “Change of Control” shall (a) have the meaning set forth in an Award Agreement or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i)           during any period of 24 consecutive months, individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) cease at any time during such period for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose appointment or election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors (either by specific vote or by approval of a proxy statement in which such person is named as a nominee, without written objection to such nomination) shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”), other than the Board;

(ii)           the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction (each of the transactions referred to in this clause (A), being hereinafter referred to as a “Reorganization”) or (B) a sale or other disposition of all or substantially all the assets of the Company (a “Sale”), unless, immediately following such Reorganization or Sale, (1) all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of shares of the Company’s common stock or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization or Sale (such securities, the “Company Voting Securities”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, (2) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Entity or any corporation or other entity controlled by the Continuing Entity) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding voting securities of the Continuing Entity and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(iii)           the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in paragraph (ii) above that does not otherwise constitute a Change of Control; or

(iv)           any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than 35%; provided, however, that for purposes of this subparagraph (iv) (and not for purposes of subparagraphs (i) through (iii) above), the following acquisitions shall not constitute a Change of Control: (A) any acquisition by the Company or any Subsidiary, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or (D) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change of Control for purposes of subparagraph (ii) above.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as the Board may designate.

“Common Stock” means the common stock of the Company.

“Company” means Culp, Inc., a North Carolina corporation, and any successor corporation to all or substantially all the assets or voting capital stock of Culp, Inc. that shall by appropriate action adopt the Plan.

“Covered Employee” has the same meaning as set forth in Section 162(m)(3) of the Code or any successor to such statute.

“Eligible Individuals” means the individuals described in Section 1.3.

“Employee” means an individual who is in the employ of the Company (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, (a) with respect to property other than Common Stock on any relevant date, the fair market value of such property determined by methods or procedures as shall be established from time to time by the Committee and (b), with respect to any Share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)           If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the New York Stock Exchange, then the Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

(ii)           If the Common Stock is at the time traded on the New York Stock Exchange, then the Fair Market Value shall be the closing selling price per Share of Common Stock on the date in question, as such price is reported by the New York Stock Exchange.

(iii)           If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per Share of Common Stock on date in question on the Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.

“Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

“Incentive Stock Option” means an Option that satisfies the requirements of Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

“Non-Qualified Stock Option” means an Option that does not satisfy the requirements of Section 422 of the Code.

“Option” means an Incentive Stock Option or Non-Qualified Stock Option issued under the Plan.

“Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(3) or any successor to such statute and regulation.

“Participant” means any person to whom an Award is made under the Plan.

“Plan” means the Culp, Inc. 2015 Equity Incentive Plan, as set forth herein.

“Prior Plan” means the Culp, Inc. 2007 Equity Incentive Plan.

“Restricted Stock” means Common Stock awarded to a Participant pursuant to the Plan.

“Restricted Stock Units” mean the right to receive a specified number of Shares at a future date upon satisfaction of specified conditions.

“SAR” means a Stock Appreciation Right.

“Service” means the provision of services to the Company (or any Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

“Share” means a share of Common Stock.

“Stock Appreciation Right” means a grant pursuant to Article III of the Plan.

“Stock Exchange” means the New York Stock Exchange, or should the Company’s Common Stock cease to be listed on the New York Stock Exchange, any other stock exchange, automated quotation system or trading market on which the Company’s Common Stock is then primarily listed or traded.

“Subsidiary” means any corporation or limited liability company with respect to which the Company owns, directly or indirectly, equity interests possessing 50% or more of the total combined voting power of all classes of equity of such entity.

“Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.  The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

“10% Stockholder” means the owner of Common Stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of Common Stock of the Company (or any parent or Subsidiary).

CULP

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 16, 2015.

Vote by Internet

- Go to **www.investorvote.com/cfi**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the listed nominees, and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Robert G. Culp, III	☐	☐	02 - Patrick B. Flavin	☐	☐	03 - Kenneth R. Larson	☐	☐
04 - Kenneth W. McAllister	☐	☐	05 - Franklin N. Saxon	☐	☐			

	For	Against	Abstain
2. PROPOSAL to ratify the appointment of Grant Thornton LLP as the Company's independent auditors for fiscal 2016.	☐	☐	☐
3. Say on Pay - An advisory vote on executive compensation.	☐	☐	☐
4. PROPOSAL to approve the 2015 Equity Incentive Plan.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Be sure to date and sign this Proxy. (Please sign exactly as name appears on this card. If signing as attorney, administrator, executor, guardian, or trustee, please give such title. If signing on behalf of a corporation, please give name and title of authorized officer signing.)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

0254ZC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CULP

Proxy — Culp, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert G. Culp, III, Kenneth R. Bowling and Franklin N. Saxon, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of Culp, Inc. held of record by the undersigned on July 17, 2015, at the Annual Meeting of Shareholders to be held on September 16, 2015, or any adjournment or adjournments thereof.

This proxy will be voted as directed herein. If no direction is made, this proxy will be voted for the nominees listed in proposal 1, and for proposals 2, 3 and 4. If, at or before the time of the meeting, any of the nominees listed on the reverse side has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees. This proxy also confers discretionary authority to vote on the approval of minutes, any matters incident to the conduct of the meeting, or any other matters that may properly come before the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.